UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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PARTICLE DRILLING TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PARTICLE DRILLING TECHNOLOGIES, INC.

Houston, Texas

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Monday, March 5, 2007

To the Stockholders of Particle Drilling Technologies, Inc.:

The 2007 Annual Meeting of Stockholders (the “Annual Meeting”) of Particle Drilling Technologies, Inc., a Nevada corporation, will be held on Monday, March 5, 2007, at 10:00 a.m., local time, at the offices of Particle Drilling Technologies, Inc., 11757 Katy Freeway, Suite 1300, Houston, Texas 77079 for the following purposes:

(1)                                  To elect six directors to serve until the 2008 Annual Meeting of Stockholders;

(2)                                  To ratify the selection of UHY, LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2007;

(3)                                To approve the 2007 Stock Incentive Plan and to initially reserve 1,500,000 shares of Common Stock for issuance under the 2007 Plan; and

(4)                                  To transact such other business as may properly come before such meeting or any adjournment(s) thereof.

The close of business on January 29, 2007 has been fixed as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment(s) thereof.

You are cordially invited to attend the Annual Meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE ASK THAT YOU SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE. A SELF-ADDRESSED, POSTAGE-PAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

By Order of the Board of Directors

Thomas E. Hardisty
Secretary

February 2, 2007

PARTICLE DRILLING TECHNOLOGIES, INC.
11757 Katy Freeway, Suite 1300
Houston, Texas 77079
(713) 223-3031

PROXY STATEMENT

SOLICITATION AND REVOCABILITY OF PROXIES

The enclosed proxy is solicited by and on behalf of the Board of Directors of Particle Drilling Technologies, Inc. for use at the Annual Meeting to be held on Monday, March 5, 2007, at 10:00 a.m., local time, at the offices of Particle Drilling Technologies, Inc., 11757 Katy Freeway, Suite 1300, Houston, Texas 77079 or at any adjournment(s) thereof. In this Proxy Statement, unless the context requires otherwise, when we refer to “we,” “us,” “our” or the “Company,” we are describing Particle Drilling Technologies, Inc., a Nevada corporation, and its wholly owned subsidiary. All references in this Proxy Statement to “PDTI” mean Particle Drilling Technologies, Inc., a Delaware corporation, which is our wholly owned operating subsidiary that we acquired in January 2005. Prior to January 2005, we did not have any material operations and we were a shell company (as defined in Rule 12b-2 of the Securities Exchange Act of 1934).

The solicitation of proxies by our Board of Directors will be conducted primarily by mail. In addition, our officers, directors and employees may solicit proxies personally or by telephone, telegram or other forms of wire or facsimile communication. We will reimburse brokers, custodians, nominees and fiduciaries for reasonable expenses incurred by them in forwarding our proxy material to beneficial owners of our common stock. This proxy statement and the form of proxy are being mailed to our stockholders on or about February 6, 2007.

The enclosed proxy, even though executed and returned, may be revoked at any time prior to the voting of the proxy by (a) execution and submission of a revised proxy, (b) submitting written notice to our Secretary before the Annual Meeting that you have revoked your proxy or (c) voting in person at the Annual Meeting, provided you have a valid proxy to do so if you are not the record holder of the shares of common stock. In the absence of such revocation, shares represented by the proxies will be voted at the Annual Meeting.

At the close of business on January 29, 2007, the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were 30,093,200 outstanding shares of our common stock. Each stockholder is entitled to one vote for each share of common stock. Our common stock is the only class of outstanding securities entitled to notice of and to vote at the Annual Meeting. In order to transact business at the Annual Meeting, a quorum consisting of a majority of all outstanding shares entitled to vote must be present or represented by proxy. Abstentions and proxies returned by brokerage firms for which no voting instructions have been received from their principals, also known as a broker non-vote, are considered present at the Annual Meeting and will be counted for the purpose of determining whether a quorum is present.

Our annual report to stockholders for the year ended September 30, 2006, including financial statements, is being mailed with the enclosed proxy to all stockholders entitled to vote at the Annual Meeting. The annual report does not constitute a part of the proxy soliciting material.

ELECTION OF DIRECTORS

(Proposal One)

Six directors are to be elected to our Board of Directors at the Annual Meeting. Each director will serve until his successor shall have been elected and qualified or until their earlier death or resignation. Each of the nominees for director currently serves as a director of the Company.

Vote Required

The affirmative vote of the holders of a plurality of our common stock present in person or by proxy and entitled to vote at the Annual Meeting at which a quorum is present is required for the election of directors. Accordingly, abstentions and “broker non-votes” will not affect the outcome of the election of directors. A broker non-vote occurs if a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular item. Stockholders may not cumulate their votes in the election of directors.

Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted FOR the election of the nominees listed below. Although our Board of Directors does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the Annual Meeting, the persons named in the enclosed proxy will vote for the election of such other person(s) as may be nominated by the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” ALL SIX OF OUR NOMINEES.

Director Nominees

The names of the six nominees and certain information concerning each of them as of January 29, 2007, are set forth below.  In connection with our acquisition of PDTI in January 2005, the directors of PDTI became the directors of our Company.

Name	Age	Position with PDTI
Ken R. LeSuer	71	Chairman of the Board and Director
Jim B. Terry	53	President, Chief Executive Officer and Director
John D. Schiller, Jr.	47	Director
Michael S. Mathews	66	Director
Hugh A. Menown	48	Director
Steve A. Weyel	52	Director

Ken R. LeSuer  was elected Chairman of PDTI in December 2004 after serving as Vice Chairman of PDTI since June 2004. Mr. LeSuer retired in 1999 as Vice Chairman of Halliburton Company. Since his retirement from Halliburton in 1999, Mr. LeSuer has been a private investor. Prior to becoming the Vice Chairman of Halliburton in May 1997, Mr. LeSuer served as both the President and CEO of Halliburton Energy Services from March 1994 to September 1996 and as President and CEO of Halliburton Energy Group from September 1996 to May 1997. He also served as President and CEO of three Halliburton units during his tenure. Mr. LeSuer began his career with Halliburton as an engineer-in-training in 1959. From 1965 through 1982, he served in managerial positions in Asia Pacific and Europe/Africa and was serving as vice president of Europe/Africa before returning to Duncan, Oklahoma to assume the position of vice president of International Operations in 1982.

Mr. LeSuer is a member of the Texas A&M University Petroleum Engineering Industry Board, as well as the TAMU Dwight Look College of Engineering External Advisory and Development Council. He has served as Vice President Services Division of the International Association of Drilling Contractors, and is or at one time was a member of numerous petroleum and geological engineering societies, including the Society of Petroleum Engineers, the American Petroleum Institute, the National Ocean Industries Association, and the Petroleum Equipment Suppliers Association. Mr. LeSuer received his bachelor’s degree in petroleum engineering from Texas A&M University in 1959. Mr. LeSuer is also a director of Horizon Offshore, Inc. (NNM: HOFF).

Jim B. Terry  has served as our President and Chief Executive Officer since January 23, 2006. From January 2003 until September 2005, Mr. Terry served as Vice President, Drilling Services for Weatherford

International, one of the largest global providers of innovative mechanical solutions, technology and services for the drilling and production sectors of the oil and gas industry, where he led the effort to consolidate, develop and improve the performance of well construction products and services by strategically aligning synergistic product lines in order to improve both their financial and operational performance. His duties at Weatherford included responsibility for all phases of new product and service development from inception through commercialization, which in some cases included securing project funding from customers. From September 2005 to January 2006, Mr. Terry served as a consultant to the oil and gas drilling services industry.

From March 1994 until January 2003, Mr. Terry was employed by Halliburton Company, the last three of those years as Director—Advanced Well Construction Systems where he was the lead inventor of a step change advanced well construction system. During this time, he was responsible for all phases of this project which included research and development, engineering, prototyping, field trials and commercialization. During his first six years at Halliburton, he served in various management capacities ranging from new product introduction to regional operations management. During this time he was responsible for, among other things, much of Halliburton’s consolidation effort following its acquisition of Smith International’s Drilling Services Division.

Prior to joining Halliburton in March 1994, Mr. Terry served as Regional Vice President for Smith International in Singapore. He was responsible for all of Smith’s activities in the Asia Pacific, Middle East and East Africa regions.

Mr. Terry began his career at Eastman Whipstock, which was acquired by Baker Hughes in 1990. Following Baker Hughes’ acquisition of Eastman Whipstock in 1990, Mr. Terry joined Smith International.

Mr. Terry graduated in 1978 from San Francisco State University with a BA in Business and is a member of the Society of Petroleum Engineers.

John D. Schiller, Jr. has served as a Director of PDTI since May 2004.  Between December 2004 and November 2005, Mr. Schiller acted as interim chief executive officer of our Company.  Between December 2003 and December 2004, Mr. Schiller pursued personal interests and private investment opportunities. From April 2003 to December 2003, Mr. Schiller served as Vice President, Exploration & Production, for Devon Energy with responsibility for domestic & international activities. Before joining Devon Energy, Mr. Schiller was Executive Vice President, Exploration & Production, for Ocean Energy, Inc. from 1999 to April 2003, with responsibility for Ocean’s worldwide exploration, production and drilling activities. Mr. Schiller joined Ocean Energy from Seagull Energy in September 1998, where he served as Senior Vice President of Operations, prior to the merger of the two companies in March of 1999. From 1985 to 1998, Mr. Schiller served in various positions with Burlington Resources, including as Corporate Acquisition Manager. From 1981 to 1985, Mr. Schiller was a staff engineer at Superior Oil.  Currently, Mr. Schiller serves as the Chairman and Chief Executive Officer of Energy XXI and serves on the Board of Directors of the Escape Family Resource Center, a charitable organization.

Mr. Schiller is currently a member and Past Chairman of the Texas A&M Petroleum Engineering Industry Board. Mr. Schiller graduated with honors from Texas A&M University with a Bachelor of Science in Petroleum Engineering in 1981. Mr. Schiller is a member of the Company’s nomination committee.

Michael Mathews  has served as a Director of PDTI since June 2004. Mr. Mathews is managing director of Westgate Capital Co., a firm he founded in 1993 to identify and structure investment opportunities on behalf of private investors. Mr. Mathews served on the Board of Petroleum Geo-Services (PGS) from 1993 until September 2002. From 1998 to 2002, he served as Vice Chairman of PGS and held the position as Chairman of the Compensation Committee and was a member of the Audit Committee. From 1989 to 1992, Mr. Mathews served as managing director of Bradford Ventures Ltd., a private investment firm involved in equity investments, including acquisitions. Prior to 1989, he was president of DNC Capital Corporation and senior vice president and director of its parent, DNC America Banking Corp., the US subsidiary of Den Norske Credit Bank Group, where he directed merchant banking and investment activity in North America and founded and acted as senior advisor to Nordic Investors Limited, N.V., a private venture capital fund. Previously, Mr. Mathews was a Vice President in Corporate Finance at Smith Barney and prior to that he was an associate with the New York law firm of White & Case. Mr. Mathews received an A.B. from Princeton University in 1962 and received a J.D. from the University of

Michigan Law School in 1965. Mr. Mathews is also a Director and serves on the Audit Committee and as Chairman of the Governance Committee of Interpool Inc. (NYSE: IPX), and Director and Vice Chairman of Apptix ASA (OSE: APP).

Hugh A. Menown  has served as a Director of PDTI since June 2004. Mr. Menown has over 25 years of experience in mergers & acquisitions, auditing and managerial finance, and is currently an independent consultant. From June 1999 through December 2005, Mr. Menown worked with Quanta Services, Inc. (“Quanta”) (NYSE: PWR) as a financial consultant. Mr. Menown performed due diligence on a number of Quanta’s acquisitions and has served as Chief Financial Officer for two of their operating companies, most recently North Houston Pole Line, L.P. located in Houston, Texas. Prior to serving as a financial consultant to Quanta, Mr. Menown was a Partner in the Houston office of PricewaterhouseCoopers, LLP where he led the Transaction Services Practice providing due diligence, mergers & acquisition advisory and strategic consulting to numerous clients in various industries. Mr. Menown also worked in the Business Assurance Practice providing audit and related services to clients. Mr. Menown is a Certified Public Accountant.

Steve A. Weyel  has served as a Director of PDTI since May 2005. Since July 2005, Mr. Weyel has served as President and Chief Operating Officer of Energy XXI (Bermuda) Limited. Previously, Mr. Weyel co-founded and was a principal, and President and Chief Operating Officer of EnerVen LLC, a privately-held company with strategic ventures in the energy industry. EnerVen’s businesses include the start-up of WesCo LLC, a gas compression services company, and EnerVen Compression Services, a joint venture company with Enogex Inc., an unregulated subsidiary of OGE Energy Corp. (NYSE: OGE), providing compression asset rentals. Mr. Weyel was a principal of EnerVen LLC commencing in 2001 and sold his membership interests in EnerVen in September 2005 and resigned as an officer and director of EnerVen at that time.

From 1999 until he co-founded EnerVen in 2001, Mr. Weyel was President of InterGen North America, a Shell—Bechtel joint venture in the gas and power business. While President of InterGen, Mr. Weyel was responsible for the acquisition and management of gas assets, including gas storage, mid-stream gas assets and over 15,000 miles of regulated pipelines, development of greenfield merchant power projects, and board-level oversight of InterGen’s equity ownership in Coral Marketing and Trading.

Mr. Weyel was employed by Dynegy Corporation (previously known as Natural Gas Clearinghouse and then NGC Corporation) from 1994 to 1999. While at Dynegy, he served in several senior executive leadership roles, including Senior Vice President—Power Development from 1998 to 1999. Mr. Weyel began his career with Baker Hughes in 1976 and rotated through a variety of assignments, including responsibility for Baker Production Service’s operations in North and SouthAmerica. In 1985 he formed a start-up technology and engineering driven oilfield services company, Resource Technology Corporation (“RTC”), evaluating oil and gas reserves around the world. RTC’s assets and ongoing operations were later sold to John Wood Group PLC in 1993.

Mr. Weyel is a 1976 graduate of Texas A&M University and received his MBA from the University of Texas at Austin in 1989.

Directors’ Meetings and Committees of the Board of Directors

The Board of Directors held nine meetings during fiscal 2006 and executed two unanimous consents in lieu of meetings. During fiscal 2006, each of the directors, other than Ken LeSuer, attended all of (i) the total number of meetings of the Board of Directors held during the period that such director served as a director and (ii) the total number of meetings held by each committee of the Board of Directors on which such director served during the period that such director so served.  Mr. LeSuer was unable to attend one meeting of the Board of Directors.

The Board of Directors has adopted a policy that requests each of the directors attend all of the annual and special meetings of shareholders of the Company.   All of our Directors attended the 2006 annual shareholder’s meeting.

Our Board of Directors has determined that Messrs. LeSuer, Schiller, Mathews, Menown and Weyel are “independent” as that term is defined by the rules of the NASDAQ.  Prior to December 12, 2006, our Board of Directors had determined that Mr. Schiller was not independent.  This was because Mr. Schiller served as interim

President and Chief Executive Officer of our Company and PDTI from December 2004 until November 14, 2005.  During that time, Mr. Schiller received compensation in the form of additional grants of restricted stock for serving as an interim executive officer.  Because of recent modifications to the rules related to the definition of an independent director under NASDAQ rules, our Board of Directors re-evaluated this determination with respect to Mr. Schiller in December 2006.  As a result of this evaluation, our Board of Directors determined that Mr. Schiller is now an independent director under the rules and regulations of the NASDAQ.  In making the independence determinations with respect to our directors, our Board of Directors considered transactions and relationships between each director or his immediate family and our Company, including those reported above under “—Transactions with Related Persons.”  The purpose of this review was to determine whether any such relationships or transactions were material and, therefore, inconsistent with a determination that the director is independent.  The Board of Directors concluded that any such relationships and transactions were not material and that any such transactions were at arm’s-length.  As a result of this review, the Board of Directors affirmatively determined based on its understanding of such transactions and relationships that the directors named above, other than Mr. Terry, are independent of the Company under the standards set forth by NASDAQ.

The Board of Directors has the following standing committees:

Audit Committee.   Our Board of Directors has a separately-designated standing Audit Committee, which committee consists of Messrs. Menown, Mathews and Weyel. Mr. Menown serves as Chairman of the Audit Committee. The Board of Directors has made the following determinations related to the Audit Committee:

•       Messrs. Menown, Mathews and Weyel satisfy the independence requirements as defined by the NASDAQ rules and as set forth in Rule 10A-3 under the Securities Exchange Act of 1934.

•       Each member of the Audit Committee is “financially literate” as the Board of Directors, in its business judgment, interprets such qualification.

•       Mr. Menown qualifies as an “audit committee financial expert” based on the definition and additional expertise factors outlined by the Securities and Exchange Commission. Mr. Menown acquired the attributes to qualify as an “audit committee financial expert” through his experience as a Partner with PricewaterhouseCoopers LLP where he had extensive exposure to and obtained a working knowledge of generally accepted accounting principles and financial statements. Mr. Menown is also a Certified Public Accountant.

Our Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of our independent auditors, the scope of the annual audits, fees to be paid to the auditors, the performance of our independent auditors and our accounting practices. The Audit Committee met nine times during fiscal 2006 and operates pursuant to a written charter, which was adopted February 3, 2005 and amended on May 31, 2005.

The Audit Committee Charter is available on our website at www.particledrilling.com or in print to any stockholder who requests it. The Audit Committee has performed an annual review and assessment of its charter and determined that no amendments are necessary at this time.

Nominating and Corporate Governance Committee.   The Nominating and Corporate Governance Committee, which consists of Messrs. Mathews, LeSuer and Menown met two times during fiscal 2006. Mr. Mathews is the Chairman of the Nominating and Corporate Governance Committee. The Board of Directors has determined that Messrs. Mathews, LeSuer and Menown satisfy the independence requirements as defined by the rules of the NASDAQ.

The Nominating and Corporate Governance Committee is responsible for (1) reviewing the appropriate size, function and needs of the Board of Directors, (2) developing the Board’s policy regarding tenure and retirement of directors, (3) establishing criteria for evaluating and selecting new members of the Board, subject to Board approval thereof, (4) identifying and recommending to the Board for approval individuals qualified to become members of the

Board of Directors, consistent with criteria established by the Committee and the Board, (5) overseeing the evaluation of management and the Board, and (6) monitoring and making recommendations to the Board on matters relating to corporate governance.

The Nominating and Corporate Governance Committee Charter is available on our website at www.particledrilling.com or in print to any stockholder who requests it. The Nominating and Corporate Governance Committee has performed an annual review and assessment of its charter and determined that no amendments are necessary at this time.

Qualification and Nomination of Director Candidates.   The Nominating and Corporate Governance Committee has the responsibility under its charter to recommend nominees for election as directors to the Board of Directors. In considering candidates for the Board of Directors, the Nominating and Corporate Governance Committee considers the entirety of each candidate’s credentials. There is currently no set of specific minimum qualifications that must be met by a nominee recommended by the Nominating and Corporate Governance Committee, as different factors may assume greater or lesser significance at particular times and the needs of the Board of Directors may vary in light of its composition and the Nominating and Corporate Governance Committee’s perceptions about future issues and needs. However, while the Nominating and Corporate Governance Committee does not maintain a formal list of qualifications, in making its evaluation and recommendation of candidates, it may consider, among other factors, whether prospective nominees have relevant business and financial experience, have industry or other specialized expertise and have high moral character.

The Nominating and Corporate Governance Committee may consider candidates for the Board of Directors from any reasonable source, including from a search firm engaged by the Nominating and Corporate Governance Committee or stockholder recommendations, provided the procedures set forth below are followed. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates based on whether or not the candidate is recommended by a stockholder. However, in evaluating a candidate’s relevant business experience, the Nominating and Corporate Governance Committee may consider previous experience as a member of a board of directors.

Recommendation of Director Candidates by Stockholders.   Stockholders or a group of stockholders may recommend potential candidates for consideration by the Nominating and Corporate Governance Committee by sending a written request to our Corporate Secretary at our principal executive offices at 11757 Katy Freeway, Suite 1300, Houston, Texas 77079 not earlier than the 150th calendar day and not later than the 120th calendar day before that date which is the first anniversary of the date of the proxy statement released to security holders in connection with the preceding year’s annual meeting. The written request must include the candidate’s name, age, business address, residence address, principal occupation or employment, citizenship, biographical information and qualifications and the class and number of shares of capital stock of the Company held by the candidate. The request must also include the potential candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if nominated and elected. The stockholder or group of stockholders making the recommendation must also disclose, with the written request described above, the number of securities that the stockholder or group beneficially owns and the period of time the stockholder or group has beneficially owned the securities. Additional information may be requested from time to time by the Nominating and Corporate Governance Committee from the nominee or the stockholder.

Nomination of Directors by Stockholders.   The stockholder recommendation procedures described above do not preclude a stockholder of record from making nominations of directors or making proposals at any annual stockholder meeting provided they comply with the requirements set out in our bylaws and, for their proposals to be included in the proxy, with the proxy requirements under Regulation 14A of the Securities Exchange Act of 1934.

Under our current bylaws, stockholder nominations may be made only by a stockholder at the time of giving notice who is entitled to vote for the election of directors and who delivers a written notice not less than 35 days prior to the meeting; provided, however, that in the case of an annual meeting and in the event that less than 50 days’ notice or prior public disclosure of the date of the meeting is given or made to our stockholders, notice by a stockholder to be timely must be received by us no later than the earlier of (1) the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made (whichever first occurs) or (2) two days prior to the date of the meeting. Such written notice shall be delivered to our principal executive offices at 11757 Katy Freeway, Suite 1300, Houston, Texas 77079, Attn: Corporate Secretary. Any notice of nominations for the election of directors must set forth the information concerning the stockholder giving the notice and each nominee as required by our bylaws.

Compensation Committee.   The Compensation Committee, which consists of Messrs. LeSuer, Mathews and Menown met two times during fiscal 2006. Mr. LeSuer is the Chairman of the Compensation Committee. The Board of Directors has determined that Messrs. LeSuer, Schiller and Menown satisfy the independence requirements as defined by the listing standards of the NASDAQ and Rule 16b-3 under the Securities Exchange Act of 1934.

Our Compensation Committee is authorized to make recommendations concerning salaries and incentive compensation for our employees and consultants, establish and approve salaries and incentive compensation for certain of our executive officers and administer our employee benefit and stock option plans.

The Compensation Committee Charter is available on our website at www.particledrilling.com or in print to any stockholder who requests it. The Compensation Committee has performed an annual review and assessment of its charter and determined that no amendments are necessary.

Stockholder Communications with Directors

The Board of Directors desires to provide a method by which security holders may communicate with the Board of Directors, individual directors and committees of the Board of Directors. Security holders may communicate in writing with members of the Board of Directors at any time by mail addressed to our Corporate Secretary at our principal executive offices, 11757 Katy Freeway, Suite 1300, Houston, Texas 77079. Security holders should clearly indicate on the envelope the intended recipient of the communication and that the communication is a “Security Holder Communication.”

All such communications received by the Corporate Secretary will be forwarded to the recipient designated on the envelope. The Corporate Secretary will not review or pre-screen any security holder communications. All communications designated for the Board of Directors will be forwarded to the Chairman of the Board. All communications designated to a particular committee of the Board of Directors will be forwarded to the chairman of that committee. All communications designated to a director will be forwarded to that director.

To report any issues relating to our accounting, accounting controls, financial reporting or other practices, security holders may also call the confidential hotline at 877-809-2070. All calls will remain anonymous.

These policies and procedures are not intended to alter or amend the requirements a security holder must satisfy in order to (1) present a stockholder proposal at a meeting of stockholders, (2) nominate a candidate for the Board of Directors or (3) recommend a candidate for the Board of Directors for consideration by the Nominating and Corporate Governance Committee as set forth in our bylaws, the criteria and procedures regarding director nominations of the Nominating and Corporate Governance Committee and/or Rule 14a-8 of the Securities Exchange Act of 1934 to the extent applicable.

Compensation of Directors

Certain of our directors, who are also officers, do not receive any compensation for their services as members of our Board of Directors. We reimburse our directors for travel and lodging expenses in connection with their attendance at board and committee meetings.

Our Board of Directors adopted our current Board Compensation Package effective as of June 1, 2005. Under the Board Compensation Package, our non-employee directors will receive an annual retainer of $20,000 and $1,500 for each formal Board meeting attended. In addition, each non-employee director who is also a committee member will receive an annual committee retainer fee of $2,500 and $750 for each formal committee meeting attended. Each non-employee director who is also a committee chair will receive an additional annual retainer of $2,500. The Board Compensation Package also provides for annual equity compensation for each non-employee director consisting of 5,000 shares of our restricted common stock and an option for 15,000 shares of our common stock. In addition, any new non-employee directors will be granted an option for 25,000 shares of our common stock as a one time award upon joining the Board of Directors. In addition to receiving the compensation described above as a director, the Chairman of the Board will receive an annual retainer of $2,500, as well as an annual award of 5,000 shares of our restricted common stock and an option for 15,000 shares of our common stock. All option awards will be non-qualified stock options and, together will all awards of restricted stock, will be issued pursuant to our equity compensation plans in effect at the time of the award and will be exercisable for a ten-year period from the date of grant of the award. The restricted stock and option awards will vest in 50% installments on each anniversary of the date of grant of the award.

In June 2006, the Compensation Committee granted options to our non-employee directors to purchase an aggregate of 90,000 shares of our common stock as follows:

•       15,000 options to purchase shares of common stock to each of Messrs. Weyel, Schiller, Mathews and Menown on June 29, 2006, with 50% vesting on each anniversary of the date of grant and an exercise price of $3.40, for annual director fees; and

•       30,000 options to purchase shares of common stock to Mr. LeSuer on June 29, 2006, with 50% vesting on each anniversary of the date of grant and an exercise price of $3.40, for annual director fee as Chairman of the Board.

In June 2006, the Compensation Committee granted to our non-employee directors an aggregate of 30,000 restricted shares of our common stock as follows:

•       5,000 shares of restricted common stock to each of Messrs. Weyel, Schiller, Mathews and Menown on June 29, 2006, with 50% vesting on each anniversary of the date of grant, for annual director fees; and

•       10,000 shares of restricted common stock to Mr. LeSuer, on June 29, 2006, with 50% vesting on each anniversary of the date of grant, for annual director fee as Chairman of the Board.

We made payments of $51,194, $65,818, $59,579, $62,279 and $41,625 to Messrs. LeSuer, Mathews, Menown, Schiller and Weyel, respectively, for meeting fees in fiscal 2006.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the number of shares of common stock of the company beneficially owned as of January 29, 2007 by (1) those persons or any group (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) known by our company to beneficially own more than 5% of our common stock, (2) each named executive officer and director of our company, and (3) all directors and executive officers of our company as a group. For purposes of this table, beneficial ownership is determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934. The following table includes shares of restricted stock of our company held by our executive officers and directors over which they have voting power but no investment power. The following percentage information is calculated based on 30,093,200 shares of common stock that were outstanding as of January 29, 2007. Except as indicated below, the stockholders listed possess sole voting and investment power with respect to the shares beneficially owned by that person.

	Common Stock		Percent Ownership
Prentis B. Tomlinson, Jr.(2)	2,094,237	(4)	6.8%
LC Capital Master Fund, Ltd.(3)	1,734,300		5.8%
Greywolf Capital Management LP	1,650,000	(13)	5.5%
John D. Schiller, Jr.(1)	1,648,333	(5)	5.4%
Jim B. Terry	225,000	(6)	*
Thomas E. Hardisty	1,376,419	(7)	4.5%
J. Chris Boswell(1)	1,692,473	(8)	5.5%
Gordon Tibbitts	225,000	(9)	*
Ken R. LeSuer	135,000	(10)	*
Michael S. Mathews	67,500	(11)	*
Hugh A. Menown	67,500	(11)	*
Steve Weyel	22,500	(12)	*
Directors and executive officers as a group (9 persons)	5,459,726	(5)-(12)	17.0%

*                    Less than 1%

(1)             Address: c/o Particle Drilling Technologies, Inc., 11757 Katy Freeway Houston, Texas 77079

(2)             Address: 1825 I Street, NW, Suite 400, Washington, D.C. 20006.

(3)             Address: c/o Lampe Conway, 680 Fifth Avenue, Suite 1202, New York, New York 10019. Richard F. Conway has sole voting and investment power with respect to the shares of common stock held by LC Capital Master Fund, Ltd.

(4)             Includes 600,000 shares of common stock that Mr. Tomlinson may purchase upon exercise of stock options that are currently vested or will become vested within 60 days of the date of this Form proxy statement.

(5)             Includes 65,000 shares of restricted stock and 583,333 shares of common stock that Mr. Schiller may purchase upon exercise of stock options that are currently vested or will become vested within 60 days of the date of this proxy statement.

(6)             Includes 175,000 shares of restricted stock.

(7)             Includes 33,086 shares of restricted stock and 503,333 shares of common stock that Mr. Hardisty may purchase upon exercise of stock options that are currently vested or will become vested within 60 days of the date of this proxy statement.

(8)             Includes 30,000 shares of restricted stock and 573,333 shares of common stock that Mr. Boswell may purchase upon exercise of stock options that are currently vested or will become vested within 60 days of the date of this proxy statement.

(9)             Includes 225,000 shares of common stock that Mr. Tibbitts may purchase upon exercise of stock options that are currently vested or will become vested within 60 days of this proxy statement.

(10)       Includes 20,000 shares of restricted stock and 115,000 shares of common stock that Mr. LeSuer may purchase upon exercise of stock options that are currently vested or will become vested within 60 days of this proxy statement.

(11)       Includes 10,000 shares of restricted stock and 57,500 shares of common stock that each of Messrs. Mathews and Menown may purchase upon exercise of stock options that are currently vested or will become vested within 60 days of this proxy statement.

(12)       Consists of 10,000 shares of restricted stock and 12,500 shares of common stock that Mr. Weyel may purchase upon exercise of stock options that are currently vested or will become vested within 60 days of this proxy statement.

(13)       The shares of common stock shown above for Greywolf Management LP (“Investment Manager”) are owned directly by Greywolf Capital Partners II LP (“Greywolf Capital II”) (561,500 shares) and by Greywolf Capital Overseas Fund (“Greywolf Overseas”) (1,088,500 shares). Greywolf Advisors LLC (the “General Partner”), as general partner to Greywolf Capital II, may be deemed to be the beneficial owner of all such shares owned by Greywolf Capital II. The Investment Manager, as investment manager of Greywolf Overseas and Greywolf Capital II, may be deemed to be the beneficial owner of all such shares owned by Greywolf Overseas and Greywolf Capital II. Greywolf GP LLC (the “Investment Manager General Partner”), as general partner of the

Investment Manager, may be deemed to be the beneficial owner of all such shares owned by Greywolf Capital II and Greywolf Overseas. Jonathan Savitz (“Savitz”), as the senior managing member of the General Partner and as the sole managing member of the Investment Manager General Partner, may be deemed to be the beneficial owner of all such shares owned by Greywolf Capital II and Greywolf Overseas. Each of the General Partner, the Investment Manager, the Investment Manager General Partner and Savitz hereby disclaims any beneficial ownership of any such shares. The address of the principal business office of (i) Greywolf Capital II, General Partner, Investment Manager and Investment Manager General Partner is 4 Manhattanville Road, Suite 201, Purchase, NY 10577 and (ii) Greywolf Overseas is 6 Front Street, Hamilton, HM11 Bermuda.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership concerning the common stock with the Commission and to furnish us with copies of all Section 16(a) forms they file.

Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us pursuant to Rule 16a-3(e) under the Securities Exchange Act of 1934 during the fiscal year ended September 30, 2006 and Forms 5 and amendments thereto furnished to us with respect to the fiscal year ended September 30, 2006, and any representations furnished to us that no Form 5 is required, we believe that all such forms required to be filed were timely filed, as necessary, by the officers, directors and security holders required to file the same during the fiscal year ended September 30, 2006, except a late Form 4 filed by Mr. Prentis Tomlinson on February 27, 2006.  Mr. Tomlinson, who was a 10% shareholder of our company during the fiscal year ended September 30, 2006, engaged in a series of sales transactions pursuant to which he sold shares of common stock of our company in open market or private transactions on January 27, 2006, January 30, 2006, January 31, 2006, February 1, 2006, February 2, 2006, February 3, 2006 and February 6, 2006.  Each of these transactions should have been reported on a Form 4 before the end of the second business day following the day on which the transaction was executed.  Mr. Tomlinson did not file a Form 4 reporting these transactions until he filed a Form 4 on February 27, 2006 reporting all of these transactions.  As a result, Mr. Tomlinson did not timely file at least three reports on Form 4.

MANAGEMENT

Executive Officers

Except as described under the heading “Employment Agreements” below, our executive officers serve at the pleasure of our Board of Directors and are subject to annual appointment by our Board at its first meeting following each annual meeting of stockholders.  In connection with our acquisition of PDTI in January 2005, the officers of PDTI became the officers of our Company.  Our executive officers include the following individuals as of January 29, 2007:

Jim B. Terry, age 53,  has served as our President and Chief Executive Officer since January 23, 2006. From January 2003 until September 2005, Mr. Terry served as Vice President, Drilling Services for Weatherford International, one of the largest global providers of innovative mechanical solutions, technology and services for the drilling and production sectors of the oil and gas industry, where he led the effort to consolidate, develop and improve the performance of well construction products and services by strategically aligning synergistic product lines in order to improve both their financial and operational performance. His duties at Weatherford included responsibility for all phases of new product and service development from inception through commercialization, which in some cases included securing project funding from customers. From September 2005 to January 2006, Mr. Terry served as a consultant to the oil and gas drilling services industry.

From March 1994 until January 2003, Mr. Terry was employed by Halliburton Company, the last three of those years as Director—Advanced Well Construction Systems where he was the lead inventor of a step change advanced well construction system. During this time, he was responsible for all phases of this project which included research and development, engineering, prototyping, field trials and commercialization. During his first six years at Halliburton, he served in various management capacities ranging from new product introduction to regional operations management. During this time he was responsible for, among other things, much of Halliburton’s consolidation effort following its acquisition of Smith International’s Drilling Services Division.

Prior to joining Halliburton in March 1994, Mr. Terry served as Regional Vice President for Smith International in Singapore. He was responsible for all of Smith’s activities in the Asia Pacific, Middle East and East Africa regions.

Mr. Terry began his career at Eastman Whipstock, which was acquired by Baker Hughes in 1990. Following Baker Hughes’ acquisition of Eastman Whipstock in 1990, Mr. Terry joined Smith International.

Mr. Terry graduated in 1978 from San Francisco State University with a BA in Business and is a member of the Society of Petroleum Engineers.

J. Chris Boswell,  age 45, has served as Senior Vice President and Chief Financial Officer of PDTI since June 2004. Mr. Boswell had previously served as Director and Senior Vice President and Chief Financial Officer of Particle Drilling, Inc. from August 2003 until it was merged into PDTI in June 2004. He also served as a Director of PDTI since June 2004 and of our Company from January 2005 until March 2006. From October 2002 until August 2003, Mr. Boswell was a private investor. Mr. Boswell has over 20 years of experience in financial management focused in the energy industry and began his career as a Certified Public Accountant at Arthur Andersen & Co. and later served in management positions with Price Waterhouse in Houston, Texas. He served as Senior Vice President and Chief Financial Officer of Petroleum Geo-Services ASA (“PGS”) from December 1995 until October 2002. PGS grew from a small enterprise in 1994 when Mr. Boswell joined the company to a $1 billion annual revenue enterprise with a peak enterprise value of $6 billion. Subsequent to Mr. Boswell’s departure and following a change of control within PGS, the new management of PGS filed for bankruptcy protection in July 2003 in order to restructure PGS’s debt portfolio. The restructuring was successfully completed and PGS emerged from bankruptcy in October 2003. In all, during his tenure as CFO at PGS, Mr. Boswell directed financings for over $3 billion of capital expenditures to facilitate PGS’ growth. Additionally during 1995, Mr. Boswell and other senior executives at PGS developed the concept to create a unique oil and gas company using a non-exclusive license in PGS’ seismic data library as seed capital. This company became Spinnaker Exploration company (NYSE: SKE), which was sold to Norsk Hydro ASA (NYSE:NHY) in 2005 for approximately $2.45 billion. Mr. Boswell is a 1984 graduate of the University of Texas at Austin.

Thomas E. Hardisty, age 45, has served as Senior Vice President, Corporate Development of PDTI since June 2004. Mr. Hardisty had previously served as Director and Senior Vice President, Corporate Development of Particle Drilling, Inc. from June 2003 until it was merged into PDTI in June 2004. He also served as a Director of PDTI since June 2004 and of our Company from January 2005 until March 2006.  Mr. Hardisty has over 21 years of experience in the oil and gas industry, primarily in the area of land management, contracts and corporate development. From January 2001 until June 2003, Mr. Hardisty was Vice President, Land of Shoreline Partners LLC, an independent exploration company and from January 2000 until January 2001, Vice President, Land of Benz Resources LLC, a consulting firm charged with managing certain exploration properties acquired by Harken Energy Corporation. From May 1999 until January 2000, Mr. Hardisty was a Land Manager for Texstar Energy Inc. responsible for divesting certain of the company’s exploration projects in the Texas Gulf Coast and Mississippi areas. From 1994 until May 1999, Mr. Hardisty was Division Landman for PetroCorp Inc. responsible for company land positions, contract negotiations and partner relations in exploration and development projects in PetroCorp’s Gulf Coast, Rockies and Canada Division. From 1984 until 1994, Mr. Hardisty was a land consultant and later Senior Project Manager for Roger A. Soape Inc. in Houston, Texas. Mr. Hardisty graduated from the University of Texas at Austin in 1984 with a BBA in Petroleum Land Management. He is a member of the American Association of Drilling Engineers (AADE), International Association of Drilling Contractors (IADC), the American Association of Professional Landmen (AAPL) and the Houston Association of Professional Landmen (HAPL). Mr. Hardisty formerly served as a Director of HAPL and is past Chairman of the HAPL Ethics Committee and past Chairman of HAPL Membership Committee.

Gordon Tibbitts, age 59, has served as Vice President of Technology of PDTI since June 2004, and served as Vice President of Technology of Particle Drilling, Inc. from June 2003 until it was merged into PDTI in June 2004. Prior to joining Particle Drilling, Inc., Mr. Tibbitts was Vice President of Technology for ProDril Services Inc. from October 2002 until June 2003. From April 2000 until October 2002, Mr. Tibbitts was an in-house engineering consultant on drilling and coring activities for TerraTek Drilling & Completions Research Laboratory. Mr. Tibbitts was employed from May 1999 until April 2000 by Pro Steel Inc as Chief Operating Officer. Prior to that time and for the majority of his career, Mr. Tibbitts worked for Hughes Christensen, one of the world’s largest makers of oil and gas drilling bits. While at Hughes Christensen, Mr. Tibbitts held the title of Director of Research and Development from 1987 until October 1998 and was responsible for managing and directing world-wide research, development, and technical support through research groups in Houston, Salt Lake City and Tulsa. He directed and managed the building of a world-class drilling research laboratory in Houston and a drilling operation in Oklahoma dedicated to field-testing and development of downhole tools. Mr. Tibbitts has over 30 years of experience in the upstream oil and gas industry, including 17 years in engineering, research, and development management. Mr. Tibbitts holds over 70 patents related to drilling, coring, and diamond cutting tools. His work has been published by the Society of Petroleum Engineers, International Association of Drilling Contractors, Society of Core Analysts, and the Journal of Petroleum Technology. Mr. Tibbitts graduated from the University of Utah with a Bachelors degree in Mechanical Engineering.

Executive Compensation

The following summary compensation table sets forth information concerning compensation earned in the fiscal years ended September 30, 2006 and 2005 by our chief executive officer and our three other executive officers.  During the fiscal year ended September 30, 2004 and from October 1, 2004 until January 14, 2005, our sole executive officer and director was Dean Becker.  During that time, Mr. Becker did not receive any compensation from our Company.  In addition, prior to our acquisition of PDTI in January 2005, none of our current officers and directors received any compensation from our Company.  In connection with our acquisition of PDTI in January 2005, the officers and directors of PDTI became the officers and directors of our Company.  In connection with our acquisition of PDTI in January 2005, Mr. Becker resigned from his positions as an officer and director of our Company.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Restricted Stock Awards ($)		Securities Underlying Options (#)	All Other Compensation ($)
Jim B. Terry(1)	2006	166,154	75,000	1,009,500	(6)	150,000	3,046	(9)
President and Chief Executive Officer
John D. Schiller, Jr. (2)	2006	—	—	—		—	—
Interim President and Chief Executive Officer	2005	—	—	300,000	(7)	250,000	—
J. Chris Boswell (2) (3)	2006	207,265	40,000	—		—	4,952	(9)
Senior Vice President, Chief Financial Officer and Treasurer	2005	130,313	—	150,000	(8)	160,000	1,762	(9)
Thomas E. Hardisty (4)	2006	170,502	40,000	—		—	4,060	(9)
Senior Vice President of Corporate Development and Secretary	2005	108,594	—	150,000	(8)	160,000	1,949	(9)
Gordon Tibbitts (5)	2006	142,168	40,000	—			3,000	(9)
Vice President of Technology	2005	94,115	—	—		—	1,221	(9)

(1)             Assumed position with our Company on January 23, 2006.

(2)             Mr. Schiller assumed the position of interim President and Chief Executive Officer of our Company in January 2005 and served until November 15, 2005.  Prior to our acquisition of PDTI, Mr. Schiller served as interim President and Chief Executive Officer of PDTI commencing on December 2, 2004.  Mr. Schiller did not receive a salary while he served as interim Chief Executive Officer of PDTI or our Company.  From November 15, 2005 until January 23, 2006, Mr. Boswell served as interim President and Chief Executive Officer of our Company.

(3)             Assumed position with our Company in January 2005.  Mr. Boswell served as Senior Vice President and Chief Financial Officer of PDTI prior to our acquisition of PDTI on January 14, 2005.  Mr. Boswell received a salary from PDTI of $90,000 during fiscal 2004 and $52,500 from October 1, 2004 to January 14, 2005 while serving as Chief Financial Officer of PDTI.

(4)             Assumed position with our Company in January 2005.  Mr. Hardisty served as Senior Vice President of Corporate Development of PDTI prior to our acquisition of PDTI on January 14, 2005.  Mr. Hardisty received a salary from PDTI of $103,500 during fiscal 2004 and $40,250 from October 1, 2004 to January 14, 2005 while serving as Senior Vice President of Corporate Development of PDTI.

(5)             Assumed position with our Company in January 2005.  Mr. Tibbitts served as Vice President of Technology of PDTI prior to our acquisition of PDTI on January 14, 2005.  Mr. Tibbitts received a salary from PDTI of $130,000 during fiscal 2004 and $37,917 from October 1, 2004 to January 14, 2005 while serving as Senior Vice President of Technology of PDTI.  During fiscal 2004, Mr. Tibbitts also received a retention bonus from PDTI of $65,000.

(6)             Represents 150,000 shares of restricted stock valued at $6.73 per share, the closing price of our common stock on the NASDAQ Capital Market on January 23, 2006, the day of the grant.  On September 30, 2006, the restricted stock held by Mr. Terry had a value of $388,500 based on the closing price of our common stock of $2.59 per share on the NASDAQ Capital Market.  The restricted stock granted to Mr. Terry vests 33% on each anniversary of the date of grant.  We do not currently pay dividends on our common stock; however, we would pay dividends on the restricted stock should our dividend policy change.

(7)             Represents 60,000 shares of restricted stock valued at $5.00 per share, the closing price of our common stock on the OTC Bulletin Board on May 20, 2005, the day of the grant.  On September 30, 2005, the restricted stock held by Mr. Schiller had a value of $264,000 based on the closing price of our common stock of $4.40 per share on the NASDAQ Capital Market.  The restricted stock granted to Mr. Schiller vests 33% on each anniversary of the date of grant.  We do not currently pay dividends on our common stock; however, we would pay dividends on the restricted stock should our dividend policy change.

(8)             Represents 30,000 shares of restricted stock valued at $5.00 per share, the closing price of our common stock on the OTC Bulletin Board on May 20, 2005, the day of the grant.  On September 30, 2005, the restricted stock held by each of Messrs. Boswell and Hardisty had a value of $132,000 based on the closing price of our common stock of $4.40 per share on the NASDAQ Capital Market.  The restricted stock granted to Messrs. Boswell and Hardisty vests 33% on each anniversary of the date of grant.  We do not currently pay dividends on our common stock; however, we would pay dividends on the restricted stock should our dividend policy change.

(9)             Represents company matching contributions pursuant to our 401(k) plan and the dollar value of insurance premiums paid by our company with respect to term life insurance for the benefit of the named executive officer.

Stock Options Granted During Fiscal 2006

	Individual Grants
	Number of Securities Underlying Options		% of Total Options Granted to Employees in Fiscal	Exercise Price Per	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Terms(4) ($)
Name	Granted (#)		2006 (3)	Share ($)	Date	5%	10%
Jim B. Terry	150,000	(1)	24%	6.73	01/23/2016	114,000	182,000
J. Chris Boswell	—		—	—	—	—	—
John D. Schiller	—		—	—	—	—	—
Gordon Tibbitts	70,000	(2)	11%	4.50	10/3/2015	224,000	389,000
Thomas E. Hardisty	—		—	—	—	—	—

(1)             Options vest in one-third increments on each anniversary of January 23, 2006, the grant date.

(2)             Options vest in one-third increments on each anniversary of October 3, 2005, the grant date.

(3)             We granted options to purchase 616,500 shares of our common stock in the aggregate during fiscal 2006.

(4)             Calculated based upon the indicated rates of appreciation, compounded annually, from the date of grant to the end of each option term. Actual gains, if any, on stock option exercises and common stock holdings are dependent upon the future performance of our common stock and overall market conditions. There can be no assurance that the amounts reflected in this table will be achieved. The calculation does not take into account the effects, if any, of provisions of our option plans governing termination of options upon employment termination, transferability or vesting.

Aggregated Option Exercises During Fiscal 2006 and Fiscal Year-End Option Values

	Shares Acquired on	Value	Number of Securities Underlying Unexercised Options at September 30, 2006 (#)		Value of Unexercised In-the-Money Options at September 30, 2006 ($) (1)
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Jim B. Terry	—	—	—	150,000	—	—
J. Chris Boswell	—	—	573,333	346,667	1,284,400	592,800
John D. Schiller, Jr.	—	—	583,333	181,667	370,000	—
Thomas E. Hardisty	—	—	503,333	256,667	1,111,500	370,500
Gordon Tibbitts	—	—	225,000	195,000	555,750	308,750

(1)             The value of each unexercised in-the-money stock option is equal to the difference between the closing price of our common stock as reported on the NASDAQ Capital Market on September 30, 2006 of $2.59 per share and the exercise price of the option.

Employment Agreements

Set forth below is a summary of the material terms of our employment agreements with our executive officers. Mr. Tibbitts’ employment agreement was made with PDTI and was assumed by our company in connection with our acquisition of PDTI.

Jim B. Terry.   Mr. Terry entered into an employment agreement effective as of January 23, 2006. This agreement has a three-year term that is automatically extended for successive one-year periods following the end of the initial three-year term unless otherwise terminated by delivery of written notice by either party no less than 90 days prior to the first day of any one-year extension period. The agreement provides that Mr. Terry will serve as our Chief Executive Officer and President. Under the terms of the agreement, Mr. Terry will receive an annual base salary of $240,000, which may be further increased at the sole discretion of the Compensation Committee. We may decrease Mr. Terry’s base salary only with the prior written consent of Mr. Terry. Mr. Terry is also eligible to participate in our annual bonus incentive plan as approved by the Compensation Committee or the Board of Directors in amounts approved by and based on criteria established by the Compensation Committee. Mr. Terry will also be eligible to participate, in the sole discretion of the Compensation Committee, in any long-term incentive arrangements we make available to our executive officers from time to time. Finally, Mr. Terry will receive certain perquisites, including reimbursement in accordance with our standard policies and procedures of business and business-related business expenses and dues and fees to industry and professional organizations, four weeks of paid vacation each calendar year, and participation by Mr. Terry and his spouse and dependents in all benefits, plans and programs available to our executive employees. We have also agreed to use reasonable efforts to obtain life insurance for Mr. Terry in the amount of $500,000.

During the term of the agreement, we may terminate Mr. Terry’s employment at any time upon his (1) death, (2) disability, (3) for cause, or (4) for any other reason whatsoever in the sole discretion of the Board of Directors. If we desire to terminate Mr. Terry’s employment at any time prior to expiration of the term of his employment, we must provide written notice to Mr. Terry indicating that we have elected to terminate his employment and stating the effective date of termination and the reason for such termination. Mr. Terry may terminate his employment (1) as a result of a change in duties (as such term is defined in the employment agreement) after first giving us written notice of the specific occurrence that resulted in the change in duties and if such occurrence remains uncorrected for 10 days following delivery of such notice, or (2) at any time for any reason whatsoever. If Mr. Terry desires to terminate his employment at any time prior to expiration of the term of his employment, he must provide 30-days written notice to us indicating that he has elected to terminate his employment and stating the effective date of termination and the reason for such termination.

In the event Mr. Terry’s employment terminates upon expiration of the term of the employment agreement or if Mr. Terry’s employment is terminated by either Mr. Terry or our Company for any reason other than an Involuntary Termination (as defined below), all compensation and benefits to Mr. Terry under the agreement will terminate contemporaneously with the termination of his employment. For purposes of the agreement, an “Involuntary Termination” means any termination of Mr. Terry’s employment with our Company which:

•       does not result from an expiration of the term of the employment agreement;

•       does not result from a resignation by Mr. Terry (except as otherwise provided below);

•       does not result from a termination for cause of Mr. Terry;

•       does not result from Mr. Terry’s death or disability; or

•       results from a resignation by Mr. Terry on or before the date which is 60 days after the date upon which Mr. Terry receives notice of a change of duties (as defined in the agreement).

Except as provided in the following sentence, in the event Mr. Terry’s employment is subject to an Involuntary Termination, we shall pay to Mr. Terry a lump sum cash payment within 30 days of termination equal to two times his annual base salary in effect at the time of termination. If Mr. Terry’s employment is subject to an Involuntary Termination that occurs at any time during the period beginning 60 days prior to the date a definitive agreement concerning a Change of Control (as defined below) is executed and ending on the one-year anniversary of the consummation of such Change of Control (such period being a “Change of Control Period”), Mr. Terry will be entitled to receive a lump sum cash payment within 30 days of termination equal to two times the sum of his annual base salary in effect at the time of termination and the average of the bonuses he received in the two preceding fiscal years (as calculated in accordance with the agreement). If Mr. Terry’s employment is subject to an Involuntary Termination during a Change of Control Period or as a result of his death or disability, we have also agreed to accelerate the vesting of all options to purchase common stock granted to Mr. Terry and to remove the restrictions on vesting or forfeiture of all restricted stock and all other accrued benefits under any non-qualified deferred compensation plans granted to Mr. Terry. Finally, Mr. Terry and his dependents will be eligible to receive COBRA continuation coverage under our group health plans for a period of up to two years following any Involuntary Termination of his employment, in accordance with and to the extent provided by COBRA.

For purposes of the agreement, a “Change of Control” means:

•       a merger of our Company with another entity, a consolidation involving our Company or the sale of all or substantially all of our assets to another entity if, in any such case, (A) the holders of our equity securities immediately prior to such transaction do not beneficially own after such transaction 50% or more of the votes to elect directors generally in substantially the same proportions that they owned securities of our Company prior to such transaction, or (B) the persons who were members of our Board of Directors immediately prior to such transaction do not constitute at least a majority of the Coard of Directors of the resulting entity after such transaction;

•       a dissolution or liquidation of our Company;

•       when any person or entity acquires or gains ownership or control of more than 50% of the combined voting power of the outstanding securities of our Company; or

•       as a result of or in connection with a contested election of directors, the persons who were members of our Board of Directors immediately before such election cease to constitute a majority of our Board of Directors.

In the event Mr. Terry is a “disqualified individual” (as defined in Section 280G(c) of the Internal Revenue Code) and the payments and benefits that Mr. Terry has the right to receive would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Internal Revenue Code), then the benefits provided under the agreement will be either (1) reduced to an amount so that no portion of such amounts and benefits received by Mr. Terry will be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code or (2) paid in full, whichever produces the better net after-tax position to Mr. Terry.

The agreement also contains customary confidentiality, nondisclosure and proprietary rights provisions. In addition, during his employment and for a period of two years following the termination of Mr. Terry’s employment for any reason, Mr. Terry is prohibited from participating in the ownership, management, operation or control in any business that conducts a business similar to that conducted by us or provides or sells a service or product that is the same, substantially similar to or otherwise competitive with the products and services provided or sold by our Company in any of the business territories that we conduct business from time to time, subject to certain limited exceptions. During that same period, Mr. Terry may not solicit, among others, customers, suppliers and employees of our Company.

In connection with the commencement of Mr. Terry’s employment as our President and Chief Executive Officer on January 23, 2006, we granted to Mr. Terry (1) options to purchase 150,000 shares of common stock at $6.73 per share, which options vest in one-third increments on an annual basis beginning on January 23, 2007, and (2) 150,000 shares of restricted common stock, the forfeiture restrictions of which lapse in one-third increments on an annual basis beginning on January 23, 2007.

J. Chris Boswell.   Mr. Boswell entered into an employment agreement that was effective as of February 1, 2006. This agreement, which replaced his previous employment agreement, has a three-year term that is automatically extended for successive one-year periods following the end of the initial three-year term unless otherwise terminated by delivery of written notice by either party no less than 90 days prior to the first day of any one-year extension period. The agreement provides that Mr. Boswell will serve as Chief Financial Officer and Senior Vice President. Under the terms of the agreement, Mr. Boswell will receive an annual base salary of $220,000, which may be further increased at the sole discretion of the Compensation Committee. We may decrease Mr. Boswell’s base salary only with the prior written consent of Mr. Boswell. Mr. Boswell is also eligible to participate in our annual bonus incentive plan as approved by the Compensation Committee or the Board of Directors in amounts approved by and based on criteria established by the Compensation Committee. Mr. Boswell will also be eligible to participate, in the sole discretion of the Compensation Committee, in any long-term incentive arrangements we make available to our executive officers from time to time. Finally, Mr. Boswell will receive certain perquisites, including reimbursement in accordance with our standard policies and procedures of business and business-related business expenses and dues and fees to industry and professional organizations, four weeks of paid vacation each calendar year, and participation by Mr. Boswell and his spouse and dependents in all benefits, plans and programs available to our executive employees. We have also agreed to use reasonable efforts to obtain life insurance for Mr. Boswell in the amount of $500,000.

During the term of the agreement, we may terminate Mr. Boswell’s employment at any time upon his (1) death, (2) disability, (3) for cause, or (4) for any other reason whatsoever in the sole discretion of the Board of Directors. If we desire to terminate Mr. Boswell’s employment at any time prior to expiration of the term of his employment, we must provide written notice to Mr. Boswell indicating that we have elected to terminate his employment and stating the effective date of termination and the reason for such termination. Mr. Boswell may terminate his employment (1) as a result of a change in duties (as such term is defined in the employment agreement) after first giving us written notice of the specific occurrence that resulted in the change in duties and if such occurrence remains uncorrected for 10 days following delivery of such notice, or (2) at any time for any reason whatsoever. If Mr. Boswell desires to terminate his employment at any time prior to expiration of the term of his employment, he must provide 30-days written notice to us indicating that he has elected to terminate his employment and stating the effective date of termination and the reason for such termination.

In the event Mr. Boswell’s employment terminates upon expiration of the term of the employment agreement or if Mr. Boswell’s employment is terminated by either Mr. Boswell or our Company for any reason other than an Involuntary Termination (as defined below), all compensation and benefits toMr. Boswell under the agreement will terminate contemporaneously with the termination of his employment. For purposes of the agreement, an “Involuntary Termination” means any termination of Mr. Boswell’s employment with our Company which:

•       does not result from an expiration of the term of the employment agreement;

•       does not result from a resignation by Mr. Boswell (except as otherwise provided below);

•       does not result from a termination for cause of Mr. Boswell;

•       does not result from Mr. Boswell’s death or disability; or

•       results from a resignation by Mr. Boswell on or before the date which is 60 days after the date upon which Mr. Boswell receives notice of a change of duties (as defined in the agreement).

Except as provided in the following sentence, in the event Mr. Boswell’s employment is subject to an Involuntary Termination, we shall pay to Mr. Boswell a lump sum cash payment within 30 days of termination equal to the greater of (1) two times his annual base salary in effect at the time of termination, or (2) $600,000. If Mr. Boswell’s employment is subject to an Involuntary Termination that occurs at any time during the period beginning 60 days prior to the date a definitive agreement concerning a Change of Control (as defined below) is executed and ending on the one-year anniversary of the consummation of such Change of Control (such period being a “Change of Control Period”), Mr. Boswell will be entitled to receive a lump sum cash payment within 30 days of termination equal to the greater of (1) two times the sum of his annual base salary in effect at the time of termination and the average of the bonuses he received in the two preceding fiscal years (as calculated in accordance with the agreement), or (2) $600,000, which amount will be increased to $950,000 if Mr. Boswell is not provided with an opportunity to sell the shares of our common stock then held by Mr. Boswell at a purchase price of $4.00 or more per share in connection with a Change of Control transaction. If Mr. Boswell’s employment is subject to an Involuntary Termination during a Change of Control Period or as a result of his death or disability, we have also agreed to accelerate the vesting of all options to purchase common stock granted to Mr. Boswell and to remove the restrictions on vesting or forfeiture of all restricted stock and all other accrued benefits under any non-qualified deferred compensation plans granted to Mr. Boswell. Finally, Mr. Boswell and his dependents will be eligible to receive COBRA continuation coverage under our group health plans for a period of up to two years following any Involuntary Termination of his employment, in accordance with and to the extent provided by COBRA.

For purposes of the agreement, a “Change of Control” has the same meaning as set forth in Mr. Terry’s employment agreement.

In the event that any payment or distribution to Mr. Boswell is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code or any interest or penalties with respect to such excise tax, we have agreed to make an additional payment to Mr. Boswell in an amount such that after payment by Mr. Boswell of all taxes (including such excise tax imposed on such additional payment), Mr. Boswell will retain an amount of such payment equal to the amount of the excise tax imposed upon such payment.

The agreement also contains customary confidentiality, nondisclosure and proprietary rights provisions. In addition, during his employment and for a period of two years following the termination of Mr. Boswell’s employment for any reason, Mr. Boswell is prohibited from participating in the ownership, management, operation or control in any business that either (1) conducts a business similar to the particle impact drilling system business conducted by us (or any other line of business involving technological processes that we have either developed or acquired) or (2) provides or sells a service or product that is the same, substantially similar to or otherwise competitive with the products and services related to the particle impact drilling system business conducted by us (or any other line of business involving technological processes that we have either developed or acquired) in any of the business territories that we conduct business from time to time, subject to certain limited exceptions. During that same period, Mr. Boswell may not solicit, among others, customers, suppliers and employees of our Company.

Thomas E. Hardisty.   Mr. Hardisty entered into an employment agreement that was effective as of February 1, 2006. This agreement, which replaced his previous employment agreement, has a three-year term that is automatically extended for successive one-year periods following the end of the initial three-year term unless otherwise terminated by delivery of written notice by either party no less than 90 days prior to the first day of any one-year extension period. The agreement provides that Mr. Hardisty will serve as a Senior Vice President. Under the terms of the agreement, Mr. Hardisty will receive an annual base salary of $180,000, which may be further increased at the sole discretion of the Compensation Committee. We may decrease Mr. Hardisty’s base salary only with the prior written consent of Mr. Hardisty. Mr. Hardisty is also eligible to participate in our annual bonus incentive plan as approved by the Compensation Committee or the Board of Directors in amounts approved by and based on criteria established by the Compensation Committee. Mr. Hardisty will also be eligible to participate, in the sole discretion of the Compensation Committee, in any long-term incentive arrangements we make available to our executive officers from time to time. Finally, Mr. Hardisty will receive certain perquisites, including reimbursement in accordance with our standard policies and procedures of business and business-related business expenses and dues and fees to industry and professional organizations, four weeks of paid vacation each calendar year, and participation by Mr. Hardisty and his spouse and dependents in all benefits, plans and programs available to our executive employees. We have also agreed to use reasonable efforts to obtain life insurance for Mr. Hardisty in the amount of $500,000.

During the term of the agreement, we may terminate Mr. Hardisty’s employment at any time upon his (1) death, (2) disability, (3) for cause, or (4) for any other reason whatsoever in the sole discretion of the Board of Directors. If we desire to terminate Mr. Hardisty’s employment at any time prior to expiration of the term of his employment, we must provide written notice to Mr. Hardisty indicating that we have elected to terminate his employment and stating the effective date of termination and the reason for such termination. Mr. Hardisty may terminate his employment (1) as a result of achange in duties (as such term is defined in the employment agreement) after first giving us written notice of the specific occurrence that resulted in the change in duties and if such occurrence remains uncorrected for 10 days following delivery of such notice, or (2) at any time for any reason whatsoever. If Mr. Hardisty desires to terminate his employment at any time prior to expiration of the term of his employment, he must provide 30-days written notice to us indicating that he has elected to terminate his employment and stating the effective date of termination and the reason for such termination.

In the event Mr. Hardisty’s employment terminates upon expiration of the term of the employment agreement or if Mr. Hardisty’s employment is terminated by either Mr. Hardisty or our Company for any reason other than an Involuntary Termination (as defined below), all compensation and benefits to Mr. Hardisty under the agreement will terminate contemporaneously with the termination of his employment. For purposes of the agreement, an “Involuntary Termination” means any termination of Mr. Hardisty’s employment with our Company which:

•       does not result from an expiration of the term of the employment agreement;

•       does not result from a resignation by Mr. Hardisty (except as otherwise provided below);

•       does not result from a termination for cause of Mr. Hardisty;

•       does not result from Mr. Hardisty’s death or disability; or

•       results from a resignation by Mr. Hardisty on or before the date which is 60 days after the date upon which Mr. Hardisty receives notice of a change of duties (as defined in the agreement).

Except as provided in the following sentence, in the event Mr. Hardisty’s employment is subject to an Involuntary Termination, we shall pay to Mr. Hardisty a lump sum cash payment within 30 days of termination equal to the greater of (1) two times his annual base salary in effect at the time of termination, or (2) $450,000. If Mr. Hardisty’s employment is subject to an Involuntary Termination that occurs at any time during the period beginning 60 days prior to the date a definitive agreement concerning a Change of Control (as defined below) is executed and ending on the one-year anniversary of the consummation of such Change of Control (such period being a “Change of Control Period”), Mr. Hardisty will be entitled to receive a lump sum cash payment within 30 days of termination equal to the greater of (1) two times the sum of his annual base salary in effect at the time of termination and the average of the bonuses he received in the two preceding fiscal years (as calculated in accordance with the agreement), or (2) $450,000, which amount will be increased to $650,000 if Mr. Hardisty is not provided with an opportunity to sell the shares of our common stock then held by Mr. Hardisty at a purchase price of $4.00 or more per share in connection with a Change of Control transaction. If Mr. Hardisty’s employment is subject to an Involuntary Termination during a Change of Control Period or as a result of his death or disability, we have also agreed to accelerate the vesting of all options to purchase common stock granted to Mr. Hardisty and to remove the restrictions on vesting or forfeiture of all restricted stock and all other accrued benefits under any non-qualified deferred compensation plans granted to Mr. Hardisty. Finally, Mr. Hardisty and his dependents will be eligible to receive COBRA continuation coverage under our group health plans for a period of up to two years following any Involuntary Termination of his employment, in accordance with and to the extent provided by COBRA.

For purposes of the agreement, a “Change of Control” has the same meaning as set forth in Mr. Terry’s employment agreement.

In the event that any payment or distribution to Mr. Hardisty is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code or any interest or penalties with respect to such excise tax, we have agreed to make an additional payment to Mr. Hardisty in an amount such that after payment by Mr. Hardisty of all taxes (including such excise tax imposed on such additional payment), Mr. Hardisty will retain an amount of such payment equal to the amount of the excise tax imposed upon such payment.

The agreement also contains customary confidentiality, nondisclosure and proprietary rights provisions. In addition, during his employment and for a period of two years following the termination of Mr. Hardisty’s employment for any reason, Mr. Hardisty is prohibited from participating in the ownership, management, operation or control in any business that conducts a business similar to that conducted by us or provides or sells a service or product that is the same, substantially similar to or otherwise competitive with the products and services provided or sold by our Company in any of the business territories that we conduct business from time to time, subject to certain limited exceptions. During that same period, Mr. Hardisty may not solicit, among others, customers, suppliers and employees of our Company.

Gordon Tibbitts.   Mr. Tibbitts entered into an employment agreement effective as of August 1, 2003. The agreement has an initial term of one year and automatically renews each August 1st for an addition twelve month period. The agreement provides that Mr. Tibbitts will serve as Vice President—Technology. Mr. Tibbitts receives an annual base salary of $130,000 and is eligible to participate in benefits and insurance packages of the Company. We also agreed to provide Mr. Tibbitts with the use of office and communication equipment normal for the operation of a satellite office in Salt Lake City, Utah. Mr. Tibbitts also was entitled to receive a retention bonus of $65,000 in 2004 in connection with the closing of PDI’s acquisition of the PID technology. This retention bonus was paid in February 2005. Mr. Tibbitts will also be eligible to receive a bonus at such time and in such amount as determined by the Board of Directors of the Company.

During the term of the agreement, we may terminate Mr. Tibbitts’ employment at any time for cause, and Mr. Tibbitts may terminate the agreement for any reason upon written notice delivered no less than 15 days and no more than 60 days prior to the date of termination. The employment agreement with Mr. Tibbitts also contains customary nondisclosure and proprietary rights provisions.

Transactions with Related Persons

In March 2005, we entered into a five year sublease agreement with The Exploitation Company, LLP, an affiliate of John D. Schiller, our former interim President and Chief Executive Officer and currently one of our directors, pursuant to which The Exploitation Company, LLP subleased from us approximately 5,200 square feet of our corporate office space, beginning in June 2005.  In July 2005, Mr. Steve Weyel, one of our directors, became an executive officer of The Exploitation Company, LLP.

In March 2006, we assigned our commitments under the previous lease for our corporate offices that were located at 1021 Main Street, Suite 2650, Houston, Texas 77002 to Energy XXI Services, LLC and, as a result, were fully released by the lessor from our prior office lease.  Messrs. Schiller and Weyel are directors and executive officers of Energy XXI Services.  We agreed with The Exploitation Company, LLP to terminate the sublease agreement in connection with the assignment of the corporate office lease to Energy XXI Services, LLC.  During the term of the sublease agreement, we received approximately $74,000 of rental income from The Exploitation Company.

We believe that the transaction described above was negotiated on an arm’s length basis and that the terms of the transaction was at least as favorable to us as those that could have been obtained from an unaffiliated third party.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended September 30, 2006, Messrs. LeSuer, Mathews and Menown served on the Compensation Committee of our Board of Directors. None of Messrs. LeSuer, Mathews nor Menown has ever been an officer or employee of Particle Drilling Technologies, Inc. None of our executive officers serve as a member of the Board of Directors or compensation committee of any entity that has any executive officer serving as a member of our Board of Directors or Compensation Committee.

Compensation Committee Report on Executive Compensation

The Compensation Committee of the Board of Directors has prepared the following report regarding fiscal 2006 executive compensation. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference.

The Compensation Committee, which is comprised of independent, non-employee directors, is responsible for all components of our executive compensation programs and the aggregate cost-related aspects of non-executive compensation. The Compensation Committee works closely with the entire Board of Directors in the execution of its duties. This report is required by rules established by the Securities and Exchange Commission and provides specific information regarding compensation for our Chief Executive Officer and the other Named Executive Officers listed in the Summary Compensation Table on page 12.

Compensation Philosophy and Objectives of Executive Compensation Programs

It is the philosophy of the Compensation Committee and our Company that all compensation programs should (i) link pay and performance and (ii) attract, motivate, reward and retain key employees and executive talent required to achieve corporate objectives. We also focus strongly on compensation tied to operational performance factors, since these factors provide a clear link to enhancing stockholder value. The Compensation Committee and the Board of Directors examine each year the nature and distribution of the compensation components for our executive officers so they reflect the specific goals we desire to achieve.

It is the Compensation Committee’s intent to fulfill its responsibilities according to the highest standards of corporate conduct and governance practices in the long-term best interests of our Company and our shareholders.

The Compensation Committee’s policy with respect to tax deductibility of executive compensation under Section 162(m) of the Internal Revenue Code is to qualify such compensation for deductibility whenever reasonably practical. The Global Management Incentive Plan has not been approved by our shareholders and, therefore, does not meet the requirement of Section 162(m) of the Internal Revenue Code.

Our Executive Compensation Package

Base Salary.   We intend the base compensation for our executive officers to afford a reasonable degree of financial security to those individuals performing the levels and types of responsibility implicit in the various executive positions. In setting the base compensation of each of our executive officers, we consider the executive’s salary history, level of responsibility, breadth of knowledge, past performance, credentials, and experience with our Company, as well as his or her perceived future importance to our Company.

Annual Incentive Compensation.   Our annual incentive plan, which we call The Global Management Incentive Plan, is structured to provide cash incentives to key employees based on the achievement of corporate and individual objectives. Because we are still in the early stage of our development, we did not grant annual incentive compensation to our executive officers or employees during fiscal 2006.

Equity-based Incentive Awards.   We believe periodic grants of stock options and other equity-based compensation to our executive officers helps to align the executive’s economic interests with those of our stockholders and to provide a direct and continuing focus on the goal of increasing stockholder value. From time to time, we grant restricted stock and stock options to executive officers and employees for a variety of reasons, including, to reward an employee for exemplary service or as a means to retain a key employee.

Chief Executive Officer Compensation

Following our acquisition of PDTI on January 14, 2005, Mr. John D. Schiller became our interim Chief Executive Officer. Mr. Schiller had previously served as interim Chief Executive Officer of PDTI beginning on December 2, 2004.

Upon agreeing to serve as interim Chief Executive Officer of PDTI, Mr. Schiller was granted a net profits interest in Particle Drilling Partners L.L.C. by the members of Particle Drilling Partners L.L.C. (which members were Mr. Prentis Tomlinson and Mr. Chris Boswell) and was granted 500,000 fully vested stock options at an exercise price of $1.75 per share. These options were assumed by our company in connection with our acquisition of PDTI. While serving as interim Chief Executive Officer of PDTI and our company, Mr. Schiller did not receive any salary or bonus from either entity. During fiscal 2005, we granted to Mr. Schiller 60,000 shares of restricted stock that vest at the rate of one-third per year on each anniversary from the date of grant and options to purchase 250,000 shares of common stock at $4.90 per share that vest at the rate of one-third per year on each anniversary from the date of grant.  Mr. Schiller did not receive any additional compensation for his service as interim Chief Executive Officer during fiscal 2006.

Mr. Schiller continued to serve as interim Chief Executive Officer of our Company until November 15, 2005, whereby Mr. Chris Boswell served a dual role as Chief Financial Officer and interim Chief Executive Officer until the Company hired Mr. Jim B. Terry on January 23, 2006.  Mr. Boswell did not receive any additional salary compensation for this period.

The Compensation Committee of the Board of Directors conducted a search for a new President and Chief Executive Officer in January 2006.  In connection with the search, the Compensation Committee hired an executive search firm that specializes in finding executives within the energy industry.  A set of criteria were established to identify the appropriate candidate to transition the Company from a research and development company to a profitable operating company.  Based on the criteria provided by the Company’s Compensation Committee, the executive search firm provided a set of compensation guidelines that it suggested would likely be necessary to secure the services of a qualified executive.  This compensation package consisted of a base salary, a performance based bonus plan and a combination of restricted stock and stock options.  The Compensation Committee then compared the recommended compensation package to other similar sized public company’s to determine whether or not the suggested compensation package was in line with peers.  After refining the compensation guidelines several candidates were evaluated and Jim Terry was retained as the new President & Chief Executive Officer of the Company.

The performance bonus plan included several goals and objectives including securing a contract with an appropriate oil and gas company, conducting a successful commercial trial of the PID technology at depth, developing a more reliable and economic particle injection system, generating revenue and growing the business.  A number of these objectives were satisfied during the remainder of fiscal 2006 and the Compensation Committee therefore awarded a $75,000 bonus to Mr. Terry for his performance.   While this bonus was less than the maximum bonus allowed under the plan, it was commensurate with his performance.

Upon agreeing to serve as Chief Executive Officer of PDTI, Mr. Terry received a base salary of $240,000 per year and was granted 150,000 shares of restricted stock that vest at the rate of one-third per year on each anniversary from the date of grant  and options to purchase 150,000 shares of common stock at $6.73 per share that vest at the rate of one-third per year on each anniversary from the date of grant.  During fiscal 2006, we granted to Mr. Terry an additional 25,000 shares of restricted stock that vest at the rate of one-third per year on each anniversary from the date of grant  and options to purchase 75,000 shares of common stock at $2.85 per share that vest at the rate of one-third per year on each anniversary from the date of grant.

This report is submitted on behalf of the Compensation Committee.

Ken R. LeSuer, Chairman
Michael S. Mathews
Hugh A. Menown

PERFORMANCE GRAPH

The performance graph below illustrates the cumulative total stockholder return on our common stock compared to the Nasdaq Composite Index (“IXIC”) and the PHLX Oilfield Service Sector Index (“OSX”). The graph assumes that the value of the investment in our shares and each index was $100 at July 14, 2004. In all cases the cumulative total return assumes the reinvestment of dividends.

PDTI

14-Jul-04	3.25	–	–	100
30-Sep-04	3.18	(0.02)	(2)	98
30-Sep-05	4.4	0.38	38	136
30-Sep-06	2.59	(0.41)	(41)	95

NASDAQ Composite Index (IXIC)

14-Jul-04	1915			100
30-Sep-04	1897	(0.01)	(1)	99
30-Sep-05	2152	0.13	13	112
30-Sep-06	2258	0.05	5	117

PHLX Oil Service Sector Index (OSX)

14-Jul-04	109.18			100
30-Sep-04	120.79	0.11	11	111
30-Sep-05	175.93	0.46	46	156
30-Sep-06	186.1	0.06	6	162

Our common stock was registered under Section 12 of the Securities Exchange Act of 1934 in June 2000. Prior to July 14, 2004, however, there was no established public trading market for our common stock as there were only limited and sporadic bid or ask prices quoted on our common stock. On July 14, 2005, we announced that we had entered into an agreement to acquire PDTI.

There can be no assurance that our stock performance will continue into the future with the same or similar trends depicted in the performance graph. We do not make or endorse any predictions as to the future performance of our stock. The information contained in the performance graph shall not be deemed to be “soliciting material” or to be “filed” with the Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference in such filing.

Report of the Audit Committee

The following is the report of the Audit Committee for the year ended September 30, 2006. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference in such filing.

The Audit Committee is comprised of three directors, each of whom has been determined to be independent in accordance with the requirements of the rules and regulations of the Commission promulgated under the Securities Exchange Act of 1934 and the NASDAQ listing standards.

Management is responsible for the Company’s financial reporting process and systems of internal controls. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes, the independence and performance of the Company’s independent auditors and internal audit function. The Audit Committee’s specific responsibilities are set forth in the Audit Committee Charter which can be found on our website at www.particledrilling.com.

The Audit Committee has reviewed and discussed with our management and UHY, LLP, our independent auditors, the audited financial statements contained in our Annual Report on Form 10-K for the year ended September 30, 2006.

The Audit Committee has also discussed with the independent auditors the matters required to be discussed pursuant to Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended by the Auditing Standards Board of the American Institute of Certified Public Accountants.

The Audit Committee has received and reviewed the written disclosures and the letter from UHY, LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended by the Independence Standards Board, and has discussed with UHY, LLP such independent auditors’ independence.

Based on the review and discussion referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year September 30, 2006 filed with the Commission.

This report is submitted on behalf of the Audit Committee.

Hugh A. Menown, Chairman
Michael S. Mathews
Steve A. Weyel

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal Two)

We intend to engage UHY, LLP to audit our financial statements for fiscal year 2007. UHY, LLP audited our financial statements for fiscal year 2006 and the decision to retain UHY, LLP has been approved by the Audit Committee, under the authority granted to it by the Board of Directors.

A representative of UHY, LLP is expected to attend the 2007 Stockholders’ Meeting and will have the opportunity to make a statement, if he or she so desires, and will be available to respond to appropriate questions of stockholders.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

On March 29, 2005, the Audit Committee of our Board of Directors approved the dismissal of Chisholm, Bierwolf & Nilson, LLC (“CBN”) as the Company’s independent registered public accounting firm.

CBN’s reports on our financial statements for the fiscal years ended September 30, 2003 and 2004 did not contain an adverse opinion or disclaimer of opinion, nor have they contained any qualification or modification as to uncertainty, audit scope or accounting principles.  During the fiscal years ended September 30, 2003 and 2004, and through March 29, 2005, we have had no disagreements with CBN on any matters of accounting principles or practice, financial statement disclosure, or auditing scope or procedure, which if not resolved to CBN’s satisfaction, would have caused CBN to address such disagreement in connection with its report.

On March 29, 2005 we engaged UHY Mann Frankfort Stein & Lipp CPAs, LLP (“Mann Frankfort”) to serve as our independent registered public accounting firm.  During the fiscal years ended September 30, 2003 and 2004, and through March 29, 2005, we did not consult with Mann Frankfort regarding any of the matters or events set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.  Mann Frankfort served as the independent registered public accounting firm of Particle PDTI, a Delaware corporation, which we acquired on January 14, 2005.

On June 1, 2006, the partners of Mann Frankfort announced that they were joining UHY LLP, a New York limited liability partnership.  UHY LLP is the independent registered public accounting firm with which Mann Frankfort has an affiliation.  UHY LLP is a legal entity that is separate from Mann Frankfort.

On August 3, 2006, Mann Frankfort notified the Company that it has ceased to provide audit services to the Company, and accordingly, resigned as the independent registered public accountants of the Company on that date.  None of the reports of Mann Frankfort on the Company’s financial statements for either of the past two years or subsequent interim periods contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles.

During the two most recent fiscal years of the Company and any subsequent interim periods, there were no disagreements between the Company and Mann Frankfort on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Mann Frankfort, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

On August 3, 2006, the Company engaged UHY LLP as the Company’s independent registered public accountant for the Company’s fiscal year ending September 30, 2006 and the interim periods prior to such year-end.  The decision to change principal accountants was approved by the audit committee of the Board of Directors of the Company.  During the Company’s two most recent fiscal years or subsequent interim period, the Company has not consulted with UHY LLP regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, nor did the limited liability partnership of UHY LLP provide advice to the Company, either written or oral, that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue.  Further, during the Company’s two most recent fiscal years or subsequent interim periods, the Company has not consulted with the limited liability partnership of UHY LLP on any matter that was the subject of a disagreement or a reportable event.

Audit Fees

The aggregate fees billed for professional services rendered for the audit of our consolidated financial statements, audit of internal control over financial reporting, issuance of consents and the reviews of financial statements included in our quarterly reports on Form 10-K for the fiscal years ended September 30, 2006 and 2005 were $122,694 and $233,000, respectively. Our Audit Committee pre-approved all fees for professional services for the audit of our consolidated financial statements for the fiscal year ended September 30, 2006.

Audit-Related Fees

There were no audit-related services provided by our independent registered public accounting firm for the fiscal years ended September 30, 2006 and 2005.

Tax Fees

There were no tax services provide by our independent registered public accounting firm for the fiscal years ended September 30, 2006 and 2005.

All Other Fees

There were no other services provide by our independent registered public accounting firm for the fiscal years ended September 30, 2006 and 2005.

The Audit Committee is responsible for approving in advance any audit services and all permitted audit-related services, tax services, and other non-audit services to be performed by the independent registered public accounting firm. The Audit Committee may delegate its pre-approval authority for these services to one or more members, whose decisions shall be presented to the full Audit Committee at its scheduled meetings. Each of these services must receive specific pre-approval by the Audit Committee unless the Audit Committee has provided general pre-approval for such category of services in accordance with policies and procedures that comply with applicable laws and regulations.

Vote Required

Approval of this proposal requires that more votes be cast “FOR” the proposal than votes cast “AGAINST” the proposal. As a result, abstentions and broker non-votes will have no effect on this proposal as they do not count as votes cast for or against the proposal.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR ratification of the selection of UHY, LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2007.

APPROVAL OF THE 2007 STOCK INCENTIVE PLAN

(Proposal Three)

 The Board of Directors believes that the Company’s policy of encouraging stock ownership by certain of its employees and members of the Board of Directors through the granting of restricted stock awards and stock options has been and will be a significant factor in its growth and success by enhancing the Company’s ability to retain and attract qualified employees, consultants, and directors. The Company’s 2004 Stock Incentive Plan (the “2004 Plan”) and the Company’s 2005 Stock Incentive Plan (the “2005 Plan”) have previously been the primary vehicles for implementation of this policy.

 The Board of Directors of the Company has undertaken a review of the Company’s employee compensation policies, including compensation of management, and has approved the 2007 Stock Incentive Plan (the “2007 Plan”).

The number of shares of common stock that would be reserved for issuance under the 2007 Plan is 1,500,000, which, in the judgment of the Board, is the minimum number required for effective utilization of the 2007 Plan in the near term.   Based on the closing price of our common stock on January 29, 2007, the 1,500,000 shares of common stock would have had an aggregate value of approximately $5,355,000 million.

Vote Required

       Under the rules of The NASDAQ Capital Market, the minimum vote that will constitute approval of this proposal will be a majority of the total votes cast on this proposal.  Votes “FOR,” “AGAINST” or to “ABSTAIN” this proposal are considered votes cast, while broker non-votes are not considered votes cast.  As a result, a vote to “ABSTAIN” from voting on this proposal will have the same effect as a vote against this proposal, and a broker non-vote will have no effect on the outcome of the vote related to this proposal.  Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR the approval of the 2007 Stock Incentive Plan.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table summarizes as of September 30, 2006, certain information regarding equity compensation to our employees, officers, directors and other persons under our equity compensation plans:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	—	—	—
Equity compensation plans not approved by security holders*	5,532,121	$1.72	599,250

Total	5,532,121	$1.72	599,250

*The following equity compensation plans have not been approved by security holders:

•                  In April 2004, the Board of Directors of Particle Drilling, Inc. approved and adopted the 2004 Stock Plan.  The stockholders of PDTI adopted this plan in August 2004.  This plan provides for the issuance of incentive stock options, non-statutory stock options and restricted stock grants to our directors, employees and consultants.  This plan provides for the issuance of options and restricted stock awards to purchase or issue up to 3,500,000 shares of common stock.  Awards may be granted at not less than the fair market value (as defined in this plan) on the date such awards are granted.  The options expire ten years from the date granted unless otherwise specified in the award agreement.

•                  In March 2005, our Board of Directors approved and adopted the Particle Drilling Technologies, Inc. 2005 Stock Incentive Plan.  This plan provides for the issuance of incentive stock options, non-statutory stock options and restricted stock grants to our directors, employees and consultants.  This plan provides for the issuance of options and restricted stock awards to purchase or issue up to 2,000,000 shares of common stock.  Awards may be granted at not less than the fair market value (as defined in this plan) on the date the awards are granted.  The options expire ten years after date of grant unless otherwise specified in the award agreement.

•                  On April 30, 2004, Particle Drilling, Inc. granted warrants to ten consultants as consideration for services provided to Particle Drilling, Inc.  Pursuant to these warrants, the ten consultants have the right to purchase up to an aggregate of 58,000 shares of common stock of Particle Drilling, Inc. (consisting of warrants to purchase 25,000 shares, 6,000 shares, 6,000 shares, 5,000 shares, 5,000 shares, 5,000 shares, and 2,000 shares).  On June 17, 2004, Particle Drilling, Inc. granted warrants to an additional consultant for services provided to Particle Drilling, Inc., pursuant to which such consultant has the right to purchase up to 10,000 shares of common stock of Particle Drilling, Inc.  The warrants described in this paragraph have an exercise price of $0.12 and a maximum term of five years from the date granted.  All of these warrants were converted into warrants to purchase common stock of PDTI in connection with the merger of Particle Drilling, Inc. into PDTI, and were then assumed by our company in connection with our acquisition of PDTI.

•                  On November 1, 2004, PDTI granted warrants to two consultants as consideration for services provided to PDTI, pursuant to which such consultants have the right to purchase up to 10,000 shares and 2,500 shares, respectively, of common stock of PDTI.  The warrants described in this paragraph have an exercise price of $3.00 per share and maximum term of five years from the date granted.  In connection with our acquisition of PDTI, we assumed these warrants.

•                  On January 11, 2005, PDTI granted warrants to eight parties affiliated with the placement agent as compensation for their services in connection with the private placement of PDTI Series A preferred stock in January 2005.  Pursuant to these warrants, the parties affiliated with the placement agent have the right to purchase up to an aggregate of 44,641 shares of our common stock (consisting of warrants to purchase 32,641 shares, 10,000 shares, and 2,000 shares).  The warrants described in this paragraph have an exercise price of $2.00 and a maximum term of five years from the date granted.  In connection with our acquisition of PDTI, we assumed these warrants.

•                  On February 9, 2005, we granted warrants to seven parties affiliated with the placement agent in connection with the private placement of our common stock in February 2005 as consideration for services provided to us.  Pursuant to these warrants, the parties affiliated with the placement agent have the right to purchase up to an aggregate of 1,140,000 shares of our common stock (consisting of warrants to purchase 800,000 shares, 135,000 shares, 135,500 shares, 30,000 shares, 25,000 shares and 15,000 shares).  The warrants described in this paragraph have an exercise price of $2.00 per share and a maximum term of ten years from the date granted.

Summary of the 2007 Plan

The Compensation Committee has recommended the approval of, and the Board of Directors has approved, the 2007 Plan.  The 2007 Plan remains subject to the approval of the shareholders of the Company.  If the 2007 Plan is not approved by the shareholders of the Company, no awards will be granted under the 2007 Plan.  The following description of the 2007 Plan is qualified in its entirety by reference to the 2007 Plan which is attached to this Proxy Statement as Appendix A.

Number of Shares Subject to the 2007 Plan and Award Limits

The maximum number of shares of common stock that will be available for issuance under the 2007 Plan is 1,500,000 shares, (subject to adjustment upon a reorganization, stock split, recapitalization, or other change in the Company’s capital structure in accordance with the terms of the 2007 Plan).  Any shares of common stock issued or reserved for issuance under the 2007 Plan will be counted against this limit.  If awards under the 2007 Plan lapse or are forfeited or surrendered in payment of the exercise price or purchase price of an award, and shares withheld for payment of applicable employment taxes and/or withholding obligations associated with an award will again become available for future awards under the 2007 Plan.  The maximum number of shares of Common Stock that may be subject to awards granted to any one individual during any calendar year may not exceed 250,000 shares of common stock (subject to adjustment upon a reorganization, stock split, recapitalization, or other change in the Company’s capital structure in accordance with the terms of the 2007 Plan).

Effective Date and Duration

The 2007 Plan was approved by the Board of Directors on February 1, 2007, subject to approval by our shareholders.  No awards may be granted under the 2007 Plan after February 1, 2017.  The 2007 Plan shall remain in effect until all options granted under the 2007 Plan have been satisfied or expired, and all restricted stock awards granted under the 2007 Plan have vested or been forfeited.

Eligibility and Participation

All employees, consultants and directors of the Company and its affiliates are eligible to participate in the 2007 Plan.  As of January 29, 2007, approximately 25 individuals were potentially eligible to participate in the 2007 Plan, including 5 non-employee directors.

Administration

 The 2007 Plan would be administered by a committee of, and appointed by, the Company’s Board of Directors and is comprised solely of two or more non-employee Directors who also qualify as “outside Directors” (within the meaning assigned to such term under section 162(m) of the Internal Revenue Code). The Compensation Committee of the Board of Directors has been appointed to administer the 2007 Plan. The Compensation Committee has the authority: (1) to establish rules for the administration of the 2007 Plan; (2) to select the participants in the 2007 Plan; (3) to determine the types of grants and awards and the number of shares covered; (4) to set the terms and conditions of such grants and awards; and (5) to determine under what circumstances grants and awards may be canceled or suspended. Determination and interpretations with respect to the 2007 Plan are in the sole discretion of the Committee, whose determination and interpretations are binding on all interested parties.

Stock Options

The 2007 Plan provides for granting (1) “incentive” stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and (2) stock options that do not constitute incentive stock options (“non-qualified” stock options).  However, incentive stock options may be granted only to employees of the Company and its subsidiary corporations. All options granted to consultants and non-employee Directors will be non-qualified stock options. The status of each option granted to an employee as either an incentive stock option or a non-qualified stock option will be designated by the committee at the time of grant.  If, however, the aggregate fair market value (determined as of the date of grant) of shares with respect to which incentive stock options become exercisable for the first time by an employee exceeds $100,000 in any calendar year, the options with respect to the excess shares will be non-qualified stock options.  The term of each option will be as specified by the committee at the date of grant (but not more than 10 years).  The exercise price for an option granted under the 2007 Plan is determined by the Compensation Committee but will be no less than the fair market value of our common stock on the date the option is granted.  If an incentive stock option is granted to an employee who then owns, directly or by attribution under the Internal Revenue Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a subsidiary, then the term of the option will not exceed five years, and the option price will be at least 110% of the fair market value of the shares on the date that the option is granted.  The option price upon exercise shall be paid in the manner prescribed by the Compensation Committee.  Additionally, stock appreciation rights may be granted in conjunction with incentive stock options or non-statutory stock options.  Stock appreciation rights give the holder, among other things, the right to a payment in cash, common stock, or a combination thereof, in an amount equal to the difference between the fair market value of our common stock at the date of exercise and the option exercise price.  The options granted under the 2007 Plan are not assignable or transferable, except on the death of a participant, pursuant to a qualified domestic relations order or unless the committee gives its approval.  In the event that incentive stock option grants are made under the 2007 Plan, such options will be subject to more stringent restrictions on transfer.

Restricted Stock

The 2007 Plan permits the Compensation Committee to grant restricted stock awards.  Shares of common stock will be issued or delivered to the employee, consultant or director at the time the award is made without any payment to us (other than for any payment amount determined by the committee in its discretion), but such shares will be subject to certain restrictions on the disposition thereof and certain obligations to forfeit and surrender such shares to us as may be determined in the discretion of the Compensation Committee.  The Compensation Committee may provide that the restrictions on disposition and the obligations to forfeit the shares will lapse based on (1) the attainment of one or more performance measures established by the Compensation Committee, (2) the holder’s continued employment or continued service as a consultant or director for a specified period, (3) the occurrence of any event or the satisfaction of any other condition specified by the Compensation Committee in its sole discretion or (4) a combination of any of these factors. The performance measures established by the Compensation Committee will be based on (1) the price of a share of common stock, (2) the Company’s earnings per share, (3) the Company’s market share, (4) the market share of a business unit of the Company designated by the Committee, (5) the Company’s sales, (6) the sales of a business unit of the Company designated by the Compensation Committee, (7) the net income (before or after taxes) of the Company or any business unit of the Company designated by the Compensation Committee, (8) the cash flow return on investment of the Company or any business unit of the Company designated by the Compensation Committee, (9) the earnings before or after interest, taxes, depreciation, and/or amortization of the Company or any business unit of the Company designated by the Compensation Committee, (10) the economic value added, (11) the return on stockholders’ equity achieved by the Company, (12) the total stockholders’ return achieved by the Company, (13) the achievement of certain commercial milestones such as first revenue, (14) certain technology enhancements to the PID system including better PID bit performance, continuous particle injection, or successfully testing an improved particle injector, or (15) enhancing the Company’s customer base through additional contractual relationships. The performance measures may be made subject to adjustment for specified significant extraordinary items or events, and may be absolute, relative to one or more other companies, or relative to one or more indices, and may be contingent upon future performance of the Company or any affiliate, division or department thereof.  Upon the issuance of shares of common stock pursuant to a restricted stock award, except for the foregoing restrictions and unless otherwise provided, the recipient of the award will have all the rights of our stockholders with respect to such shares, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares. The Compensation Committee may, in its discretion, fully vest any outstanding restricted stock award as of a date determined by the Compensation Committee, but the committee may not take any action to vest a restricted stock award that has been granted to a covered employee (within the meaning of section 162(m) of the Internal Revenue Code) if such award has been designed to meet the exception for performance-based compensation under section 162(m) of the Internal Revenue Code.

Change of Control

The 2007 Plan provides that, upon a Corporate Change (as hereinafter defined), the Compensation Committee may accelerate the vesting of options, cancel options and make payments in respect thereof in cash, or adjust the outstanding options as appropriate to reflect such Corporate Change (including, without limitation, adjusting an option to provide that the number and class of shares of common stock covered by such option will be adjusted so that the option will thereafter cover securities of the surviving or acquiring corporation or other property (including cash) as determined by the committee). The 2007 Plan provides that a Corporate Change occurs if (1) we are not be the surviving entity in any merger or consolidation (or we survive only as a subsidiary of an entity), (2) we sell, lease or exchange or agree to sell, lease or exchange all or substantially all of our assets to any other person or entity, (3) we are to be dissolved and liquidated, (4) any person or entity, including a “group” as contemplated by Section 13(d)(3) of the Securities Exchange Act of 1934 acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of our voting stock (based upon voting power), or (5) as a result of or in connection with a contested election of directors, the persons who were our directors before such election shall cease to constitute a majority of our Board of Directors.

Recapitalization or Reorganization

 The existence of the 2007 Plan and the options and restricted stock granted thereunder shall not affect in any way the right or power of the Board of Directors or our shareholders to make or authorize any adjustment, recapitalization, reorganization or other change in our capital structure or our business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting our common stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of our assets or business or any other corporate act or proceeding.

The shares of common stock with respect to which options may be granted are shares of common stock as presently constituted, but if, and whenever, prior to the expiration of an option theretofore granted, we shall effect a subdivision or consolidation of shares of common stock or the payment of a stock dividend on common stock without receipt of consideration by the Company, the number of shares of common stock with respect to which such option may thereafter be exercised (1) in the event of an increase in the number of outstanding shares of common stock shall be proportionately increased, and the purchase price per share of common stock shall be proportionately reduced, and (2) in the event of a reduction in the number of outstanding shares of common stock shall be proportionately reduced, and the purchase price per share of common stock shall be proportionately increased. Any fractional share resulting from such adjustment shall be rounded up to the next whole share.

If we recapitalize, reclassify our capital stock or otherwise change our capital structure (“Recapitalization”), the number and class of shares of our common stock covered by an option or restricted stock, if any, theretofore granted shall be adjusted so that such option or restricted stock, if any, shall thereafter cover the number and class of shares of capital stock and securities to which the holder would have been entitled pursuant to the terms of the Recapitalization if, immediately prior to the Recapitalization, the holder had been the holder of record of the number of shares of our common stock then covered by such option.

In the event of changes in our outstanding common stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, split-ups, split-offs, spin-offs, exchanges or other relevant changes in capitalization or distributions to the holders of our common stock occurring after the date of the grant of any award and not otherwise provided for by the 2007 Plan, such award and any agreement evidencing such award shall be subject to adjustment by the Compensation Committee at its discretion as to the number and price of shares of our common stock or other consideration subject to such award. In the event of any such change in our outstanding common stock or distribution to the holders of common stock, the aggregate number of shares available under the 2007 Plan and the maximum number of shares that may be subject to awards granted to any one individual shall be appropriately adjusted by the Compensation Committee, whose determination shall be conclusive.

Transferability of Stock

The resale of shares acquired upon receipt or exercise of options or awards is generally not restricted by the terms of the 2007 Plan. However, resales will be restricted under the Securities Act of 1933, as amended (the “1933 Act”) unless the shares are registered under the 1933 Act or the transaction is exempt from registration. The Company intends to register the shares under the 1933 Act promptly following the approval of the 2007 Plan by the shareholders of the Company.

Amendment and Termination of the 2007 Plan

Our Board of Directors in its discretion may terminate the 2007 Plan at any time with respect to any shares of common stock for which awards have not theretofore been granted. Our Board of Directors shall have the right to alter or amend the 2007 Plan or any part thereof from time to time; provided that no change in the 2007 Plan may be made that would impair the rights of a participant with respect to an award previously granted without the consent of the participant, and provided, further, that our Board of Directors may not, without approval of our shareholders, amend the 2007 Plan to increase the maximum aggregate number of shares that may be issued under the 2007 Plan, increase the maximum number of shares that may be issued under the 2007 Plan through incentive stock options or change the class of individuals eligible to receive awards under the 2007 Plan.

Federal Income Tax Consequences

“Non-qualified” stock options granted under the 2007 Plan are not intended to, and do not qualify for, the favorable tax treatment available to “incentive” stock options under Section 422 of the Code. Generally, no income is taxable to the holder of an option upon the grant of a non-qualified stock option, and we are not entitled to any deduction. When a non-qualified stock option is exercised, the holder of an option generally must recognize compensation taxable as ordinary income equal to the difference between the option price and the fair market value of the shares on the date of exercise. In the case of the exercise of a stock appreciation right, the holder will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the cash received plus the fair market value of the shares distributed to the holder. Subject to certain limitations on compensation in excess of $1.0 million set forth in Section 162(m) of the Code, we will receive a deduction equal to the amount of compensation the holder of an option or stock appreciation right is required to recognize as ordinary income if we comply with applicable federal reporting requirements. Upon a subsequent disposition of the shares received upon exercise of a non-qualified stock option or a stock appreciation right, any difference between the fair market value of the shares at the time of exercise and the amount realized on the disposition would be treated as capital gain or loss. If the shares received upon the exercise of an option or a stock appreciation right are transferred to the optionee subject to certain restrictions, then the taxable income realized by the optionee, unless the optionee elects otherwise, and the Company’s tax deduction (assuming any federal income tax reporting requirements are satisfied) should be deferred and should be measured at the fair market value of the shares at the time the restrictions lapse. The restrictions imposed on officers, directors and 10% shareholders by Section 16(b) of the Exchange Act is such a restriction during the period prescribed thereby if other shares have been purchased by such an individual within six months of the exercise of a non-qualified stock option or stock appreciation right.

“Incentive” stock options granted under the 2007 Plan are intended to qualify for favorable tax treatment under Section 422 of the Code. Under Section 422, a holder of an option realizes no taxable income when an incentive stock option is granted. Further, the holder of an option generally will not realize any taxable income when the incentive stock option is exercised if he or she has at all times from the date of the option’s grant until three months before the date of exercise been an employee of the Company. With respect to an incentive stock option, the difference between the fair market value of the stock on the date of exercise and the exercise price must generally be included in the holder’s alternative minimum taxable income for the year in which such exercise occurs. However, if the holder exercises an incentive stock option and disposes of the shares received in the same year and the amount realized is less than the fair market value of the shares on the date of exercise, then the amount included in alternative minimum taxable income will not exceed the amount realized over the adjusted basis of the shares. We ordinarily are not entitled to any deduction upon the grant or exercise of an incentive stock option. Certain other favorable tax consequences may be available to the holder of an option if he or she does not dispose of the shares acquired upon the exercise of an incentive stock option for a period of two years from the granting of the option and one year from the receipt of the shares.  Upon disposition of the shares received upon exercise of an incentive stock option after the holding period, any appreciation of the shares above the exercise price should constitute capital gain. If a holder disposes of shares acquired pursuant to his or her exercise of an incentive stock option prior to the end of the holding period, the holder will be treated as having received, at the time of disposition, compensation taxable as ordinary income. In such event, and subject to the application of section 162(m) of the Internal Revenue Code as discussed below, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation is treated as received by the holder.  The amount treated as compensation is the excess of the fair market value of the shares at the time of exercise (or, in the case of a sale in which a loss would be recognized, the amount realized on the sale, if less) over the exercise price; any amount realized in excess of the fair market value of the shares at the time of exercise would be treated as short-term or long-term capital gain, depending on the holding period of the shares.

In general, a holder of a restricted stock award will not recognize ordinary compensation income as a result of the receipt of shares pursuant to the restricted stock award if the stock is not transferable and is subject to a substantial risk of forfeiture when received, but the holder will recognize ordinary compensation income in an amount equal to the fair market value of the shares (1) when the stock first becomes transferable or is no longer subject to a substantial risk of forfeiture in cases where the holder does not make a valid election under Section 83(b) of the Code or (2) when the shares are received in cases where the holder makes a valid election under Section 83(b) of the Code.

An election under Section 83(b) of the Code must be made not later than 30 days after the grant of the restricted stock award and is irrevocable.  Dividends that are received by the holder of the restricted stock award prior to the time that the shares are taxed to the holder under the rules described above are taxed as additional compensation, not as dividend income. The tax basis in the shares received by the holder will equal the amount recognized by him as compensation income under the rules described above, and the holder’s capital gains holding period in those shares will commence at the time such compensation income is recognized. Subject to certain limitations on compensation in excess of $1.0 million set forth in Section 162(m) of the Code, we will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by the holder of the restricted stock award under the foregoing rules.

Certain provisions in the 2007 Plan provide for the acceleration of the time at which awards then outstanding may be exercised or become non-forfeitable, as applicable. Such acceleration may constitute “parachute payments” which, when aggregated with certain other payments received by an individual, could result in the individual receiving “excess parachute payments.” We would not be allowed a deduction for any excess parachute payments and the recipient of the payments would be subject to a nondeductible 20% excise tax on such payments in addition to income tax otherwise owed with respect to such payment.

Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code precludes a public corporation from taking a deduction for annual compensation in excess of $1 million paid to its chief executive officer or any of its four other highest-paid officers.  However, compensation that qualifies under section 162(m) of the Internal Revenue Code as “performance based” is specifically exempt from the deduction limit. Based on section 162(m) of the Internal Revenue Code and the regulations issued thereunder, the Company’s ability to deduct compensation income generated in connection with the exercise of stock options granted by the committee under the 2007 Plan should not be limited by section 162(m) of the Internal Revenue Code. The 2007 Plan has been designed to provide flexibility with respect to whether restricted stock awards granted by the committee will qualify as performance based compensation under section 162(m) of the Internal Revenue Code and, therefore, be exempt from the deduction limit. Assuming no election is made under section 83(b) of the Internal Revenue Code, if the lapse of the forfeiture restrictions relating to a restricted stock award granted by the committee is based solely upon the satisfaction of one of the performance criteria set forth in the 2007 Plan, then the Company believes that the compensation expense deduction relating to such an award should not be limited by section 162(m) of the Internal Revenue Code if the restricted stock becomes vested. However, compensation expense deductions relating to restricted stock awards granted by the committee will be subject to the section 162(m) deduction limitation if the restricted stock becomes vested based upon any other criteria set forth in such award (such as the occurrence of a change of control or vesting based upon continued service with the Company).

Other

The 2007 Plan is not qualified under section 401(a) of the Internal Revenue Code.

The comments set forth in the above paragraphs are only a summary of certain of the U.S. federal income tax consequences relating to the 2007 Plan.  No consideration has been given to the effects of state, local or other tax laws on the 2007 Plan or award recipients.

Inapplicability of ERISA

Based upon current law and published interpretations, the Company believes that the 2007 Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Plan Benefits

Grants of options and awards under the 2007 Plan are discretionary. Accordingly, it is not possible for us to identify the recipients or specify the amounts to be received by any recipient. In general, the Compensation

Committee administering the 2007 Plan will seek recommendations from management (as to non-executive employees) and from the Board of Directors concerning the recipients of grants and awards, the appropriate amounts and types of awards, and the terms of exercise. Grants and awards may be made annually, or more frequently in the case of new hires, promotions, or other special circumstances. In general, the Compensation Committee’s compensation policy includes stock incentives for executive management as a significant component of total compensation.

OTHER MATTERS

The Board of Directors does not know of any other matters that are to be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting or any adjournment(s) thereof, it is intended that the enclosed proxy will be voted in accordance with the judgment of the persons voting the proxy.

GENERAL INFORMATION

2008 Annual Meeting of Stockholders

Any proposals of stockholders that are intended for inclusion in our Proxy Statement for our 2008 Annual Meeting of Stockholders must be received by the Corporate Secretary of the Company no later than October 6, 2007.  If the date of the 2008 Annual Meeting of Stockholders is changed by more than 30 days from March 5, 2008, then the deadline for receipt of such proposals for inclusion in our Proxy Statement is a reasonable time before we print and mail our Proxy Statement.  Stockholder proposals for inclusion in our Proxy Statement for our 2008 Annual Meeting of Stockholders must be in writing and delivered to Particle Drilling Technologies, Inc., 11757 Katy Freeway, Suite 1300, Houston, Texas 77079, Attention: Corporate Secretary.

In order for a stockholder to properly bring any proposal before the stockholders for consideration at our 2008 Annual Meeting of Stockholders that is not included in the Proxy Statement for such meeting, such stockholder must deliver a written notice to the Secretary of the Company setting forth: (1) the name and address of the stockholder who intends to bring the proposal before the meeting, (2) the general nature of the proposal that the stockholder seeks to bring before the meeting and (3) a representation that the stockholder is a holder of record of our common stock and intends to appear in person or by proxy at the meeting to bring the proposal specified in the notice before the meeting.  If the 2008 Annual Meeting of Stockholders is held within 30 days before or after March 5, 2008, such written notice must be delivered no earlier than December 6, 2007 and no later than January 5, 2008.  If the 2008 Annual Meeting of Stockholder is not held within 30 days before or after March 5, 2008, such written notice must be delivered no later than the close of business on the tenth day following the day on which notice of the date of the 2008 Annual Meeting of Stockholders is mailed or publicly disclosed, whichever occurs first.  Notice of stockholder proposals must be delivered to Particle Drilling Technologies, Inc., 11757 Katy Freeway, Suite 1300, Houston, Texas 77079, Attention: Corporate Secretary.

Annual Reports

We have mailed our annual report to stockholders covering the fiscal year ended September 30, 2006 to each stockholder entitled to vote at the annual meeting.

Our annual report on Form 10-K for the fiscal year ended September 30, 2006 is available on our Internet website at www.particledrilling.com. In addition, we will provide a copy of our annual report on Form 10-K for the fiscal year ended September 30, 2005 without charge to any stockholder making written request to Particle Drilling Technologies, Inc., 11757 Katy Freeway, Suite 1300, Houston, Texas 77079, Attention: Corporate Secretary.

Appendix A

PARTICLE DRILLING TECHNOLOGIES, INC.

2007 STOCK INCENTIVE PLAN

I.                                         PURPOSE

The purpose of the PARTICLE DRILLING TECHNOLOGIES, INC. 2007 STOCK INCENTIVE PLAN (the “Plan”) is to provide a means through which PARTICLE DRILLING TECHNOLOGIES, INC., a Nevada corporation (the “Company”), and its Affiliates may attract able persons to serve as Directors or Consultants or to enter the employ of the Company and its Affiliates and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company and its Affiliates rest, and whose present and potential contributions to the Company and its Affiliates are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company and its Affiliates.  A further purpose of the Plan is to provide such individuals with additional incentive and reward opportunities designed to enhance the profitable growth of the Company and its Affiliates.  Accordingly, the Plan provides for granting Incentive Stock Options, options that do not constitute Incentive Stock Options, Restricted Stock Awards, or any combination of the foregoing, as is best suited to the circumstances of the particular employee, Consultant or Director as provided herein.

II.                                     DEFINITIONS

The following definitions shall be applicable throughout the Plan unless specifically modified by any paragraph:

(a)           “Affiliate” means any corporation, partnership, limited liability company or partnership, association, trust or other organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company.  For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of the controlled entity or organization, or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities or by contract or otherwise.

(b)           “Award” means, individually or collectively, any Option or Restricted Stock Award.

(c)           “Board” means the Board of Directors of the Company.

(d)           “Code” means the Internal Revenue Code of 1986, as amended.  Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

(e)           “Committee” means a committee of the Board that is selected by the Board as provided in Paragraph IV(a).

(f)            “Common Stock” means the common stock, par value $0.001 per share, of the Company, or any security into which such common stock may be changed by reason of any transaction or event of the type described in Paragraph IX.

(g)           “Company” means Particle Drilling Technologies, Inc., a Nevada corporation, and any successor thereto that adopts the Plan.

(h)           “Consultant” means any person who is not an employee or a Director and who is providing advisory or consulting services to the Company or any Affiliate.

(i)            “Corporate Change” shall have the meaning assigned to such term in Paragraph IX(c) of the Plan.

(j)            “Director” means an individual who is a member of the Board.

(k)           An “employee” means any person (including a Director) in an employment relationship with the Company or any Affiliate.

(l)            “Fair Market Value” means, as of any specified date, the mean of the high and low sales prices of the Common Stock (i) reported by the National Market System of NASDAQ on that date or (ii) if the Common Stock is listed on a national stock exchange, reported on the stock exchange composite tape on that date (or such other reporting service approved by the Committee); or, in either case, if no prices are reported on that date, on the last preceding date on which such prices of the Common Stock are so reported.  If the Common Stock is traded over the counter at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of Common Stock on the most recent date on which Common Stock was publicly traded.  In the event Common Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate.

(m)          “Incentive Stock Option” means an incentive stock option within the meaning of section 422 of the Code.

(n)           “1934 Act” means the Securities Exchange Act of 1934, as amended.

(o)           “Option” means an Award granted under Paragraph VII of the Plan and includes both Incentive Stock Options to purchase Common Stock and Options that do not constitute Incentive Stock Options to purchase Common Stock.

(p)           “Option Agreement” means a written agreement between the Company and a Participant with respect to an Option.

(q)           “Participant” means an employee, Consultant, or Director who has been granted an Award.

(r)            “Plan” means the Particle Drilling Technologies, Inc. 2007 Stock Incentive Plan, as amended from time to time.

(s)           “Restricted Stock Agreement” means a written agreement between the Company and a Participant with respect to a Restricted Stock Award.

(t)            “Restricted Stock Award” means an Award granted under Paragraph VIII of the Plan.

(u)           “Rule 16b-3” means SEC Rule 16b-3 promulgated under the 1934 Act, as such may be amended from time to time, and any successor rule, regulation or statute fulfilling the same or a similar function.

(v)           “Stock Appreciation Right” shall have the meaning assigned to such term in Paragraph VII(d) of the Plan.

III.                                 EFFECTIVE DATE AND DURATION OF THE PLAN

The Plan shall become effective upon the date of its adoption by the Board, provided the Plan is approved by the stockholders of the Company within 12 months thereafter. Notwithstanding any provision in the Plan, in any Option Agreement or in any Restricted Stock Agreement, no Option shall be exercisable and no Restricted Stock Award shall be granted prior to such stockholder approval.  No further Awards may be granted under the Plan after 10 years from the date the Plan is adopted by the Board.  The Plan shall remain in effect until all Options granted under the Plan have been satisfied or expired, and all Restricted Stock Awards granted under the Plan have vested or been forfeited.

IV.                                ADMINISTRATION

(a)           Composition of Committee.  The Plan shall be administered by a committee of, and appointed by, the Board that shall be comprised solely of two or more outside Directors (within the meaning of the term “outside directors” as used in section 162(m) of the Code and applicable interpretive authority thereunder and within the meaning of the term “Non-Employee Director” as defined in Rule 16b-3).

(b)           Powers.  Subject to the express provisions of the Plan, the Committee shall have authority, in its discretion, to determine which employees, Consultants, or Directors shall receive an Award, the time or times when such Award shall be made, whether an Incentive Stock Option or nonqualified Option shall be granted, and the number of shares to be subject to each Option or Restricted Stock Award.  In making such determinations, the Committee shall take into account the nature of the services rendered by the respective employees, Consultants, or Directors, their present and potential contribution to the Company’s success and such other factors as the Committee in its discretion shall deem relevant.

(c)           Additional Powers.  The Committee shall have such additional powers as are delegated to it by the other provisions of the Plan.  Subject to the express provisions of the Plan, this shall include the power to construe the Plan and the respective agreements executed hereunder, to prescribe rules and regulations relating to the Plan, and to determine the terms, restrictions and provisions of the agreement relating to each Award, including such terms, restrictions and provisions as shall be requisite in the judgment of the Committee to cause designated Options to qualify as Incentive Stock Options, and to make all other determinations necessary or advisable for administering the Plan.  The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any agreement relating to an Award in the manner and to the extent it shall deem expedient to carry it into effect.  The determinations of the Committee on the matters referred to in this Paragraph IV shall be conclusive.

V.                                    SHARES SUBJECT TO THE PLAN; AWARD LIMITS;

GRANT OF AWARDS

(a)           Shares Subject to the Plan and Award Limits.  Subject to adjustment in the same manner as provided in Paragraph IX with respect to shares of Common Stock subject to Options then outstanding, the aggregate number of shares of Common Stock that may be issued under the Plan, and the aggregate maximum number of shares of Common Stock that may be issued under the Plan through Incentive Stock Options, shall not exceed 1,500,000 shares.  Shares shall be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to an Award.  To the extent that an Award lapses or the rights of its holder terminate, any shares of Common Stock subject to such Award shall again be available for the grant of an Award under the Plan.  In addition, shares issued under the Plan and forfeited back to the Plan, shares surrendered in payment of the exercise price or purchase price of an Award, and shares withheld for payment of applicable employment taxes and/or withholding obligations associated with an Award shall again be available for the grant of an Award under the Plan.  Notwithstanding any provision in the Plan to the contrary, the maximum number of shares of Common Stock that may be subject to Awards granted to any one individual during any calendar year may not exceed 250,000 shares of Common Stock (as adjusted from time to time in accordance with the provisions of the Plan).  The limitation set forth in the preceding sentence shall be applied in a manner that will permit compensation generated under the Plan to constitute “performance-based” compensation for purposes of section 162(m) of the Code, including, without limitation, counting against such maximum number of shares, to the extent required under section 162(m) of the Code and applicable interpretive authority thereunder, any shares subject to Options that are canceled or repriced.

(b)           Grant of Awards. The Committee may from time to time grant Awards to one or more employees, Consultants, or Directors determined by it to be eligible for participation in the Plan in accordance with the terms of the Plan.

(c)           Stock Offered.  Subject to the limitations set forth in Paragraph V(a), the stock to be offered pursuant to the grant of an Award may be authorized but unissued Common Stock or Common Stock previously issued and outstanding and reacquired by the Company.  Any of such shares which remain unissued and which are not subject to outstanding Awards at the termination of the Plan shall cease to be subject to the Plan but, until termination of the Plan, the Company shall at all times make available a sufficient number of shares to meet the requirements of the Plan.

VI.                                ELIGIBILITY

Awards may be granted only to persons who, at the time of grant, are employees, Consultants, or Directors.  An Award may be granted on more than one occasion to the same person, and, subject to the limitations set forth in the Plan, such Award may include an Incentive

Stock Option, an Option that is not an Incentive Stock Option, a Restricted Stock Award, or any combination thereof.

VII.                            STOCK OPTIONS

(a)           Option Period.  The term of each Option shall be as specified by the Committee at the date of grant; provided, however, that each such Option by its terms shall not be exercisable after the expiration of ten years from the date of grant.

(b)           Limitations on Exercise of Option.  An Option shall be exercisable in whole or in such installments and at such times as determined by the Committee.

(c)           Special Limitations on Incentive Stock Options.  An Incentive Stock Option may be granted only to an individual who is employed by the Company or any parent or subsidiary corporation (as defined in section 424 of the Code) of the Company at the time the Option is granted. To the extent that the aggregate fair market value (determined at the time the respective Incentive Stock Option is granted) of stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations exceeds $100,000, such Incentive Stock Options shall be treated as Options which do not constitute Incentive Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of a Participant’s Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Participant of such determination as soon as practicable after such determination.  No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of section 422(b)(6) of the Code, unless (i) at the time such Option is granted the option price is at least 110% of the Fair Market Value of the Common Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant.  An Incentive Stock Option shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable during the Participant’s lifetime only by such Participant or the Participant’s guardian or legal representative.

(d)           Option Agreement.  Each Option shall be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve, including, without limitation, provisions to qualify an Incentive Stock Option under section 422 of the Code.  Each Option Agreement shall specify the effect of termination of (i) employment, (ii) the consulting or advisory relationship, or (iii) membership on the Board, as applicable, on the exercisability of the Option.  An Option Agreement may provide for the payment of the option price, in whole or in part, by the delivery of a number of shares of Common Stock (plus cash if necessary) having a Fair Market Value equal to such option price.  Moreover, an Option Agreement may provide for a “cashless exercise” of the Option by establishing procedures satisfactory to the Committee with respect thereto.  Further, an Option Agreement may provide for the surrender of the right to purchase shares under the Option in return for a payment in cash or shares of Common Stock or a combination of cash and shares of Common Stock equal in value to the excess of the Fair Market Value of the shares with respect to which the right to purchase is surrendered over the option price therefor (“Stock Appreciation Rights”), on such terms and conditions as the Committee in its sole discretion may prescribe.  In the case of any such Stock Appreciation Right that is granted in connection with an Incentive Stock Option, such right shall be exercisable only when the Fair Market Value of the Common Stock exceeds the price specified therefor in the Option or the portion thereof to be surrendered.  The terms and conditions of the respective Option Agreements need not be identical.  Subject to the consent of the Participant, the Committee may, in its sole discretion, amend an outstanding Option Agreement from time to time in any manner that is not inconsistent with the provisions of the Plan (including, without limitation, an amendment that accelerates the time at which the Option, or a portion thereof, may be exercisable).

(e)           Option Price and Payment.  The price at which a share of Common Stock may be purchased upon exercise of an Option shall be determined by the Committee but, subject to adjustment as provided in Paragraph IX, such purchase price shall not be less than the Fair Market Value of a share of Common Stock on the date such Option is granted.  The Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company, as specified by the Committee.  The purchase price of the Option or portion thereof shall be paid in full in the manner prescribed by the Committee.  If permitted by applicable law, the Company may assist a Participant who has received an Option in the payment of such Option’s purchase price by lending the amount of some or all of such purchase price to such Participant on such terms and such rates of interest and upon such security (or unsecured) as shall have been authorized by or under authority of the Board; provided, however, that the Company may not under any circumstances lend any amount or otherwise extend credit or arrange for the extension of credit to any Participant who is a Director or an executive officer of the Company.  Separate stock certificates shall be issued by the Company for those shares acquired pursuant to the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of any Option that does not constitute an Incentive Stock Option.

(f)            Stockholder Rights and Privileges.  The Participant shall be entitled to all the privileges and rights of a stockholder only with respect to such shares of Common Stock as have been purchased under the Option and for which certificates of stock have been registered in the Participant’s name.

(g)           Options and Rights in Substitution for Options Granted by Other Employers.  Options and Stock Appreciation Rights may be granted under the Plan from time to time in substitution for options held by individuals providing services to corporations or other entities who become employees, Consultants, or Directors as a result of a merger or consolidation or other business transaction with the Company or any Affiliate.

VIII.                        RESTRICTED STOCK AWARDS

(a)           Forfeiture Restrictions To Be Established by the Committee.  Shares of Common Stock that are the subject of a Restricted Stock Award shall be subject to restrictions on disposition by the Participant and an obligation of the Participant to forfeit and surrender the shares to the Company under certain circumstances (the “Forfeiture Restrictions”).  The Forfeiture Restrictions shall be determined by the Committee in its sole discretion, and the Committee may provide that the Forfeiture Restrictions shall lapse upon (i) the attainment of one or more performance targets established by the Committee that are based on (1) the price of a share of Common Stock, (2) the Company’s earnings per share, (3) the Company’s market share, (4) the market share of a business unit of the Company designated by the Committee, (5) the Company’s sales, (6) the sales of a business unit of the Company designated by the Committee, (7) the net income (before or after taxes) of the Company or any business unit of the Company designated by the Committee, (8) the cash flow return on investment of the Company or any business unit of the Company designated by the Committee, (9) the earnings before or after interest, taxes, depreciation, and/or amortization of the Company or any business unit of the Company designated by the Committee, (10) the economic value added, (11) the return on stockholders’ equity achieved by the Company, or (12) the total stockholders’ return achieved by the Company, (13) the achievement of certain commercial milestones such as first revenue, (14) certain technology enhancements to the PID system such as better PID bit performance, continuous particle injection or successfully testing a new particle injector, or (15) enhancing the Company’s customer base through additional contractual relationships, (ii) the Participant’s continued employment with the Company or an Affiliate or continued service as a Consultant or Director for a specified period of time, (iii) the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole discretion, or (iv) a combination of any of the foregoing.  The performance measures described in clause (i) of the preceding sentence may be subject to adjustment for specified significant extraordinary items or events, and may be absolute, relative to one or more other companies, or relative to one or more indexes, and may be contingent upon future performance of the Company or any Affiliate, division, or department thereof.  Each Restricted Stock Award may have different Forfeiture Restrictions, in the discretion of the Committee.

(b)           Other Terms and Conditions.  Common Stock awarded pursuant to a Restricted Stock Award shall be represented by a stock certificate registered in the name of the Participant.  Unless provided otherwise in a Restricted Stock Agreement, the Participant shall have the right to receive dividends with respect to Common Stock subject to a Restricted Stock Award, to vote Common Stock subject thereto and to enjoy all other stockholder rights, except that (i) the Participant shall not be entitled to delivery of the stock certificate until the Forfeiture Restrictions have expired, (ii) the Company shall retain custody of the stock until the Forfeiture Restrictions have expired, (iii) the Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the stock until the Forfeiture Restrictions have expired, and (iv) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Agreement shall cause a forfeiture of the Restricted Stock Award.  At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the termination of employment or service as a Consultant or Director (by retirement, disability, death or otherwise) of a Participant prior to expiration of the Forfeitures Restrictions.  Such additional terms, conditions or restrictions shall be set forth in a Restricted Stock Agreement made in conjunction with the Award.

(c)           Payment for Restricted Stock.  The Committee shall determine the amount and form of any payment for Common Stock received pursuant to a Restricted Stock Award, provided that in the absence of such a determination, a Participant shall not be required to make any payment for Common Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.

(d)           Committee’s Discretion to Accelerate Vesting of Restricted Stock Awards.  The Committee may, in its discretion and as of a date determined by the Committee, fully vest any or all Common Stock awarded to a Participant pursuant to a Restricted Stock Award and, upon such vesting, all restrictions applicable to such Restricted Stock Award shall terminate as of such date.

Any action by the Committee pursuant to this Subparagraph may vary among individual Participants and may vary among the Restricted Stock Awards held by any individual Participant.  Notwithstanding the preceding provisions of this Subparagraph, the Committee may not take any action described in this Subparagraph with respect to a Restricted Stock Award that has been granted to a “covered employee” (within the meaning of Treasury Regulation section 1.162-27(c)(2)) if such Award has been designed to meet the exception for performance-based compensation under section 162(m) of the Code.

(e)           Restricted Stock Agreements.   At the time any Award is made under this Paragraph VIII, the Company and the Participant shall enter into a Restricted Stock Agreement setting forth each of the matters contemplated hereby and such other matters as the Committee may determine to be appropriate.  The terms and provisions of the respective Restricted Stock Agreements need not be identical.  Subject to the consent of the Participant and the restriction set forth in the last sentence of Subparagraph (d) above, the Committee may, in its sole discretion, amend an outstanding Restricted Stock Agreement from time to time in any manner that is not inconsistent with the provisions of the Plan.

IX.                                RECAPITALIZATION OR REORGANIZATION

(a)           No Effect on Right or Power.  The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s or any Affiliate’s capital structure or its business, any merger or consolidation of the Company or any Affiliate, any issue of debt or equity securities ahead of or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any Affiliate or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

(b)           Subdivision or Consolidation of Shares; Stock Dividends.  The shares with respect to which Options may be granted are shares of Common Stock as presently constituted, but if, and whenever, prior to the expiration of an Option theretofore granted, the Company shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Company, the number of shares of Common Stock with respect to which such Option may thereafter be exercised (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the purchase price per share shall be proportionately increased.  Any fractional share resulting from such adjustment shall be rounded up to the next whole share.

(c)           Recapitalizations and Corporate Changes.  If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a “recapitalization”), the number and class of shares of Common Stock covered by an Option theretofore granted shall be adjusted so that such Option shall thereafter cover the number and class of shares of stock and securities to which the Participant would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the Participant had been the holder of record of the number of shares of Common Stock then covered by such Option.  If (i) the Company shall not be the surviving entity in any merger or consolidation (or survives only as a subsidiary of an entity), (ii) the Company sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets to any other person or entity, (iii) the Company is to be dissolved and liquidated, (iv) any person or entity, including a “group” as contemplated by Section 13(d)(3) of the 1934 Act, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of the Company’s voting stock (based upon voting power), or (v) as a result of or in connection with a contested election of Directors, the persons who were Directors of the Company before such election shall cease to constitute a majority of the Board (each such event is referred to herein as a “Corporate Change”), no later than (x) 10 days after the approval by the stockholders of the Company of such merger, consolidation, reorganization, sale, lease or exchange of assets or dissolution or such election of Directors or (y) 30 days after a Corporate Change of the type described in clause (iv), the Committee, acting in its sole discretion without the consent or approval of any Participant, shall effect one or more of the following alternatives, which alternatives may vary among individual Participants and which may vary among Options held by any individual Participant:  (1) accelerate the time at which Options then outstanding may be exercised so that such Options may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Committee, after which specified date all unexercised Options and all rights of Participants thereunder shall terminate, (2) require the mandatory surrender to the Company by selected Participants of some or all of the outstanding Options held by such Participants (irrespective of whether such Options are then exercisable under the provisions of the Plan) as of a date, before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel such Options and cause the Company to pay to each Participant an amount of cash per share equal to the excess, if any, of the amount calculated in Subparagraph (d) below (the “Change of Control Value”) of the shares subject to such Option over the exercise price(s) under such Options for such shares, or (3) make such adjustments to Options then outstanding as the Committee deems appropriate to reflect such Corporate Change (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Options then outstanding), including, without limitation, adjusting an Option to provide that the number and class of shares of Common Stock covered by such Option shall be adjusted so that such Option shall thereafter cover securities of the surviving or acquiring corporation or other property (including, without limitation, cash) as determined by the Committee in its sole discretion.

(d)           Change of Control Value.  For the purposes of clause (2) in Subparagraph (c) above, the “Change of Control Value” shall equal the amount determined in clause (i), (ii) or (iii), whichever is applicable, as follows: (i) the per share price offered to stockholders of the Company in any such merger, consolidation, sale of assets or dissolution transaction, (ii) the per share price offered to stockholders of the Company in any tender offer or exchange offer whereby a Corporate Change takes place, or (iii) if such Corporate Change occurs other than pursuant to a tender or exchange offer, the fair market value per share of the shares into which such Options being surrendered are exercisable, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Options.  In the event that the consideration offered to stockholders of the Company in any transaction described in this Subparagraph (d) or Subparagraph (c) above consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

(e)           Other Changes in the Common Stock.  In the event of changes in the outstanding Common Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, split-ups, split-offs, spin-offs, exchanges or other relevant changes in capitalization or distributions to the holders of Common Stock occurring after the date of the grant of any Award and not otherwise provided for by this Paragraph IX, such Award and any agreement evidencing such Award shall be subject to adjustment by the Committee at its discretion as to the number and price of shares of Common Stock or other consideration subject to such Award.  In the event of any such change in the outstanding Common Stock or distribution to the holders of Common Stock, or upon the occurrence of any other event described in this Paragraph IX, the aggregate number of shares available under the Plan, the aggregate number of shares that may be issued under the Plan through Incentive Stock Options, and the maximum number of shares that may be subject to Awards granted to any one individual shall be appropriately adjusted to the extent, if any, determined by the Committee, whose determination shall be conclusive.

(f)            Stockholder Action.  Any adjustment provided for in the above Subparagraphs shall be subject to any required stockholder action.

(g)           No Adjustments unless Otherwise Provided.  Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to Awards theretofore granted or the purchase price per share, if applicable.

X.                                    AMENDMENT AND TERMINATION OF THE PLAN

The Board in its discretion may terminate the Plan at any time with respect to any shares of Common Stock for which Awards have not theretofore been granted.  The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided that no change in the Plan may be made that would impair the rights of a Participant with respect to an Award theretofore granted without the consent of the Participant, and provided, further, that the Board may not, without approval of the stockholders of the Company, amend the Plan to increase the maximum aggregate number of shares that may be issued under the Plan, increase the maximum number of shares that may be issued under the Plan through Incentive Stock Options or change the class of individuals eligible to receive Awards under the Plan.

XI.                                MISCELLANEOUS

(a)           No Right To An Award.  Neither the adoption of the Plan nor any action of the Board or of the Committee shall be deemed to give an employee, Consultant, or Director any right to be granted an Option, a right to a Restricted Stock Award, or any other rights hereunder except as may be evidenced by an Option Agreement or a Restricted Stock Agreement duly executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein.  The Plan shall be unfunded.  The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the performance of its obligations under any Award.

(b)           No Employment/Membership Rights Conferred.  Nothing contained in the Plan shall (i) confer upon any employee or Consultant any right with respect to continuation of employment or of a consulting or advisory relationship with the Company or any Affiliate or (ii) interfere in any way with the right of the Company or any Affiliate to terminate his or her employment or consulting or advisory relationship at any time.  Nothing contained in the Plan shall confer upon any Director any right with respect to continuation of membership on the Board.

(c)           Other Laws; Withholding.  The Company shall not be obligated to issue any Common Stock pursuant to any Award granted under the Plan at any time when the shares covered by such Award have not been registered under the Securities Act of 1933, as amended, and such other state and federal laws, rules and regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules and regulations available for the issuance and sale of such shares.  No fractional shares of Common Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid.  The Company shall have the right to deduct in connection with all Awards any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations.

(d)           No Restriction on Corporate Action.  Nothing contained in the Plan shall be construed to prevent the Company or any Affiliate from taking any action which is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan.  No Participant, beneficiary or other person shall have any claim against the Company or any Affiliate as a result of any such action.

(e)           Restrictions on Transfer.  An Award (other than an Incentive Stock Option, which shall be subject to the transfer restrictions set forth in Paragraph VII(c)) shall not be transferable otherwise than (i) by will or the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, or (iii) with the consent of the Committee.

(f)            Governing Law.  The Plan shall be governed by, and construed in accordance with, the laws of the State of Nevada, without regard to conflicts of law principles thereof.

PARTICLE DRILLING TECHNOLOGIES, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MARCH 5, 2007

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Jim B. Terry, J. Chris Boswell, Thomas E. Hardisty, or any of them, attorneys and proxies, with power of substitution and revocation, to vote, as designated on the reverse side, all shares of stock which the undersigned is entitled to vote, with all powers which the undersigned would possess if personally present, at the Annual Meeting (including all adjournments thereof) of Stockholders of Particle Drilling Technologies Inc. to be held on Monday, March 5, 2007 at 10:00 a.m., Houston time, at the offices of the Company, 11757 Katy Freeway, Suite 1300, Houston, Texas 77079.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL OF THE BOARD OF DIRECTORS NOMINEES AND “FOR” RATIFICATION OF UHY Mann Frankfort Stein & Lipp CPAs, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2006.

(THIS PROXY CONTINUES AND MUST BE SIGNED ON THE REVERSE SIDE)

Address Change/Comments (Mark the corresponding box on the reverse side)

Please mark	☐
here for
address
change or
comments

1.	Election of Directors

		For	Withhold

01	Kenneth R. LeSuer	☐	☐
02	Jim B. Terry	☐	☐
03	John D. Schiller	☐	☐
04	Michael S. Mathews	☐	☐
05	Hugh A. Menown	☐	☐
06	Steve A. Weyel	☐	☐

2.	Ratification of Reappointment of UHY, LLP

For	Against	Abstain

☐	☐	☐

3.	Aproval of the 2007 Stock Incentive Plan

For	Against	Abstain

☐	☐	☐

Signature

Signature

Date

Please sign exactly as name appears on stock certificate(s).  Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.